                                                                     EXHIBIT 3.1

                                     SECOND

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                               TABLE OF CONTENTS

                                                                                        Page
ARTICLE I -- DEFINED TERMS...........................................................     1
  "Act"..............................................................................     1
  "Additional Limited Partner".......................................................     2
  "Adjusted Capital Account".........................................................     2
  "Adjusted Capital Account Deficit".................................................     2
  "Adjusted Property"................................................................     2
  "Affiliate"........................................................................     2
  "Agreed Value".....................................................................     2
  "Agreement"........................................................................     3
  "Assignee".........................................................................     3
  "Available Cash"...................................................................     3
  "Bankruptcy".......................................................................     3
  "Book-Tax Disparities".............................................................     4
  "Business Day".....................................................................     4
  "Cabot Advisors"...................................................................     4
  "Capital Account"..................................................................     4
  "Capital Contribution".............................................................     4
  "Carrying Value"...................................................................     4
  "Certificate"......................................................................     5
  "Code".............................................................................     5
  "Common Share Rights"..............................................................     5
  "Common Shares"....................................................................     5
  "Consent"..........................................................................     5
  "Contributed Property".............................................................     5
  "Conversion Right".................................................................     5
  "Converting Partner"...............................................................     5
  "Debt".............................................................................     5
  "Declaration of Trust".............................................................     6
  "Depreciation".....................................................................     6
  "Dispose of".......................................................................     6
  "Effective Date"...................................................................     6
  "Events of Dissolution"............................................................     6
  "Exchange Act".....................................................................     6
  "General Partner"..................................................................     6
  "General Partnership Interest".....................................................     6
  "IRS"..............................................................................     6
  "Immediate Family".................................................................     6
  "Incapacity".......................................................................     7
  "Indemnitee".......................................................................     7
  "Initial Limited Partner"..........................................................     7

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
  "Limited Partner"..................................................................     7
  "Limited Partnership Interest".....................................................     7
  "Liquidating Transaction"..........................................................     7
  "Liquidator".......................................................................     7
  "Lock-up"..........................................................................     7
  "Lock-up Period"...................................................................     7
  "Net Income".......................................................................     7
  "Net Loss".........................................................................     8
  "New Securities"...................................................................     8
  "Nonrecourse Built-in Gain"........................................................     8
  "Nonrecourse Deductions"...........................................................     8
  "Nonrecourse Liability"............................................................     8
  "Notice of Conversion".............................................................     8
  "Option Plans".....................................................................     8
  "Original Partnership Agreement"...................................................     8
  "Partner"..........................................................................     8
  "Partner Minimum Gain".............................................................     8
  "Partner Nonrecourse Debt".........................................................     9
  "Partner Nonrecourse Deductions"...................................................     9
  "Partnership"......................................................................     9
  "Partnership Interest".............................................................     9
  "Partnership Minimum Gain".........................................................     9
  "Partnership Record Date"..........................................................     9
  "Partnership Unit" or "Unit".......................................................     9
  "Partnership Year".................................................................     9
  "Percentage Interest"..............................................................    10
  "Person"...........................................................................    10
  "Recapture Income".................................................................    10
  "Redemption Amount"................................................................    10
  "Registration Rights and Lock-up Agreement"........................................    10
  "Regulations"......................................................................    10
  "REIT".............................................................................    10
  "Residual Gain" or "Residual Loss".................................................    10
  "704(c) Value".....................................................................    10
  "Shares"...........................................................................    11
  "Specified Conversion Date"........................................................    11
  "Subsidiary".......................................................................    11
  "Substituted Limited Partner"......................................................    11
  "Transaction"......................................................................    11
  "Unit Adjustment Factor"...........................................................    11

  "Unrealized Gain"..................................................................    11
  "Unrealized Loss"..................................................................    12
  "Valuation Date"...................................................................    12
  "Value"............................................................................    12

ARTICLE II -- ORGANIZATIONAL MATTERS.................................................    12
Section 2.1   Organization and Continuation; Application of Act......................    12
                (a)  Organization and Continuation of Partnership....................    12
                (b)  Application of Act..............................................    13
Section 2.2   Name...................................................................    13
Section 2.3   Registered Office and Agent; Principal Office..........................    13
Section 2.4   Withdrawal.............................................................    13
Section 2.5   Term...................................................................    13

ARTICLE III -- PURPOSE...............................................................    13
Section 3.1   Purpose and Business...................................................    13
Section 3.2   Powers.................................................................    14

ARTICLE IV -- CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
  CAPITAL ACCOUNTS...................................................................    14
Section 4.1   Capital Contributions of the Partners..................................    14
                (a)  Initial Capital Contributions...................................    14
                (b)  Additional Capital Contributions................................    14
                (c)  Return of Capital Contributions.................................    15
                (d)  Liability of Limited Partners...................................    15
Section 4.2   Issuances of Additional Partnership Interests..........................    15
                (a)  Issuance to Other Than the General Partner......................    16
                (b)  Issuance to the General Partner.................................    16
                (c)  Issuance of Additional Common Shares............................    17
                (d)  Issuance Pursuant to Option Plans...............................    17
                (e)  Conversion of Units.............................................    18
Section 4.3   No Preemptive Rights...................................................    19
Section 4.4   Capital Accounts of the Partners.......................................    19
                (a)  General.........................................................    19
                (b)  Income, Gains, Deductions and Losses............................    20
                (c)  Transfers of Partnership Units..................................    20
                (d)  Unrealized Gains and Losses.....................................    20
                (e)  Modification by General Partner.................................    21

ARTICLE V -- DISTRIBUTIONS...........................................................    22

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
Section 5.1   Requirement and Characterization of Distributions......................    22
Section 5.2   Amounts Withheld.......................................................    22
Section 5.3   Distributions Upon Liquidation.........................................    22

ARTICLE VI -- ALLOCATIONS............................................................    22
Section 6.1   Allocations For Capital Account Purposes Other than
              the Taxable Year of Liquidation........................................    22
                (a)  Net Income......................................................    23
                (b)  Net Losses......................................................    23
                (c)  Nonrecourse Liabilities.........................................    23
                (d)  Gains...........................................................    23
Section 6.4   Special Allocation Rules...............................................    25
                (a)  Minimum Gain Chargeback.........................................    25
                (b)  Partner Minimum Gain Chargeback.................................    25
                (c)  Qualified Income Offset.........................................    26
                (d)  Nonrecourse Deductions..........................................    26
                (e)  Partner Nonrecourse Deductions..................................    26
                (f)  Code Section 754 Adjustments....................................    26
Section 6.5   Allocations for Tax Purposes...........................................    26
                (a)  General.........................................................    26
                (b)  To Eliminate Book-Tax Disparities...............................    27
                (c)  Power of General Partner to Elect Method........................    27

ARTICLE VII -- MANAGEMENT AND OPERATIONS OF BUSINESS.................................    27
Section 7.1   Management.............................................................    27
                (a)  Powers of General Partner.......................................    27
                (b)  No Approval Required for Above Powers...........................    30
                (c)  Insurance.......................................................    31
                (d)  Working Capital Reserves........................................    31
                (e)  No Obligation to Consider Tax Consequences to
                     Limited Partners................................................    31
                (f)  Loss of REOC Status.............................................    31
Section 7.2   Certificate of Limited Partnership.....................................    31
Section 7.3   Restrictions on General Partner's Authority............................    31
Section 7.4   Responsibility for Expenses............................................    32
                (a)  No Compensation.................................................    32
                (b)  Responsibility for Ownership and Operation Expenses.............    32
                (c)  Responsibility for Organization Expenses........................    32
Section 7.5   Outside Activities of the General Partner..............................    32
                (a)  General.........................................................    32
                (b)  Purchase of Common Shares.......................................    33

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
Section 7.6   Contracts with Affiliates..............................................    33
                (a)  Loans...........................................................    33
                (b)  Transfers of Assets.............................................    33
                (c)  Contracts With General Partner..................................    33
                (d)  Employee Benefit Plans..........................................    34
                (e)  Conflict Avoidance Arrangements.................................    34
Section 7.7   Indemnification........................................................    34
                (a)  General.........................................................    34
                (b)  In Advance of Final Disposition.................................    34
                (c)  Non-Exclusive Section...........................................    35
                (d)  Insurance.......................................................    35
                (e)  Employee Benefit Plans..........................................    35
                (f)  No Personal Liability for Limited Partners......................    35
                (g)  Interested Transactions.........................................    35
                (h)  Binding Effect..................................................    35
Section 7.8   Liability of the General Partner.......................................    36
                (a)  General.........................................................    36
                (b)  No Obligation to Consider Interests of Limited Partners.........    36
                (c)  Acts of Agents..................................................    36
                (d)  Effect of Amendment.............................................    36
                (e)  Limitation of Liability of Shareholders and Officers
                     of the General Partner..........................................    36
Section 7.9   Other Matters Concerning the General Partner...........................    37
                (a)  Reliance on Documents...........................................    37
                (b)  Reliance on Consultants and Advisers............................    37
                (c)  Action Through Officers and Attorneys...........................    37
                (d)  Actions to Maintain REIT Status or Avoid Taxation
                     of General  Partner.............................................    37
Section 7.10  Title to Partnership Assets............................................    37
Section 7.11  Reliance by Third Parties..............................................    38
Section 7.12  UBTI...................................................................    38

ARTICLE VIII -- RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...........................    38
Section 8.1   Limitation of Liability................................................    38
Section 8.2   Management of Business.................................................    38
Section 8.3   Outside Activities of Limited Partners.................................    39
Section 8.4   Priority Among Limited Partners........................................    39
Section 8.5   Rights of Limited Partners Relating to the Partnership.................    40
                (a)  Copies of Business Records......................................    40
                (b)  Notification of Changes in Unit Adjustment Factor...............    40
                (c)  Confidential Information........................................    40

                (d)  Debt Allocation.................................................    40
Section 8.6   Redemption Right.......................................................    41
                (a)  General.........................................................    41
                (b)  Where Delivery of Common Shares Prohibited......................    41
Section 8.7   Notice for Certain Transactions........................................    41

ARTICLE IX -- BOOKS, RECORDS, ACCOUNTING AND REPORTS.................................    41
Section 9.1   Records and Accounting.................................................    41
Section 9.2   Fiscal Year............................................................    42
Section 9.3   Reports................................................................    42
                (a)  Annual Reports..................................................    42
                (b)  Quarterly Reports...............................................    42

ARTICLE X -- TAX MATTERS.............................................................    42
Section 10.1  Preparation of Tax Returns.............................................    42
Section 10.2  Tax Elections..........................................................    43
Section 10.3  Tax Matters Partner....................................................    43
                (a)  General.........................................................    43
                (b)  Powers..........................................................    43
                (c)  Reimbursement...................................................    44
Section 10.4  Organizational Expenses................................................    44
Section 10.5  Withholding............................................................    44

ARTICLE XI -- TRANSFERS, WITHDRAWALS.................................................    45
Section 11.1  Transfer...............................................................    45
                (a)  Definition......................................................    45
                (b)  Requirements....................................................    45
Section 11.2  Transfer of General Partner's Partnership Interest.....................    46
                (a)  General.........................................................    46
                (b)  Transfer to Partnership or Holder of Common Shares..............    46
                (c)  Transfer in Connection With Reclassification,
                     Recapitalization, or Business Combination Involving
                     General Partner.................................................    46
                (d)  Merger Involving General Partner Where Surviving
                     Entity's Assets Contributed to Partnership......................    46
Section 11.3  Limited Partners' Rights to Transfer...................................    47
                (a)  General.........................................................    47
                (b)  Incapacitated Limited Partners..................................    47
                (c)  Transfers Contrary to Securities Laws...........................    47
                (d)  Transfers Resulting in Corporation Status; Transfers
                     Through Established Securities or Secondary Markets.............    47
                (e)  Transfers to Holders of Nonrecourse Liabilities.................    49

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
Section 11.4  Substituted Limited Partners...........................................    49
                (a)  Consent of General Partner Required.............................    49
                (b)  Rights and Duties of Substituted Limited Partners...............    49
                (c)  Amendment of Exhibit A..........................................    50
Section 11.5  Assignees..............................................................    50
Section 11.6  General Provisions.....................................................    50
                (a)  Withdrawal of Limited Partner...................................    50
                (b)  Transfer of All Partnership Units by Limited Partner............    50
                (c)  Timing of Transfers.............................................    50
                (d)  Allocation When Transfer Occurs.................................    50
Section 11.7  Lock-up Agreement......................................................    51
                (a)  Lock-up Period..................................................    51
                (b)  Exceptions......................................................    51

ARTICLE XII -- ADMISSION OF PARTNERS.................................................    52
Section 12.1  Admission of Successor General Partner.................................    52
Section 12.2  Admission of Additional Limited Partners...............................    53
                (a)  General.........................................................    53
                (b)  Consent of General Partner Required.............................    53
Section 12.3  Amendment of Agreement and Certificate.................................    53

ARTICLE XIII -- DISSOLUTION AND LIQUIDATION..........................................    53
Section 13.1  Dissolution............................................................    53
                (a)  Expiration of Term..............................................    53
                (b)  Withdrawal of General Partner...................................    53
                (c)  Dissolution Prior to 2097.......................................    53
                (d)  Judicial Dissolution Decree.....................................    54
                (e)  Sale of Partnership's Assets....................................    54
                (f)  Merger..........................................................    54
                (g)  Bankruptcy or Insolvency of General Partner.....................    54
                (h)  Readjustment, etc...............................................    54
Section 13.2  Winding Up.............................................................    55
                (a)  General.........................................................    55
                (b)  Where Immediate Sale of Partnership's Assets Impractical........    55
Section 13.3  Compliance with Timing Requirements of Regulations;
              Allowance for Contingent or Unforeseen Liabilities
              or Obligations.........................................................    56
                (a)  Liquidation.....................................................    56
                (b)  Deficit Balance of General Partner..............................    56
Section 13.4  Deemed Distribution and Recontribution.................................    57
Section 13.5  Rights of Limited Partners.............................................    57
Section 13.6  Notice of Dissolution..................................................    57

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
Section 13.7  Cancellation of Certificate of Limited Partnership.....................    57
Section 13.8  Reasonable Time for Winding-Up.........................................    57

ARTICLE XIV -- AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..........................    58
Section 14.1  Amendments.............................................................    58
                (a)  General.........................................................    58
                (b)  General Partner's Power to Amend................................    58
                (c)  Consent of Adversely Affected Partner Required..................    59
                (d)  When Consent of Majority of Limited Partnership
                     Interests Required..............................................    59
Section 14.2  Meetings of the Partners...............................................    59
                (a)  General.........................................................    59
                (b)  Informal Action.................................................    59
                (c)  Proxies.........................................................    60
                (d)  Conduct of Meeting..............................................    60

ARTICLE XV -- GENERAL PROVISIONS.....................................................    60
Section 15.1  Addresses and Notice...................................................    60
Section 15.2  Titles and Captions....................................................    60
Section 15.3  Pronouns and Plurals...................................................    61
Section 15.4  Further Action.........................................................    61
Section 15.5  Binding Effect.........................................................    61
Section 15.6  Waiver of Partition....................................................    61
Section 15.7  Entire Agreement.......................................................    61
Section 15.8  Securities Law Provisions..............................................    61
Section 15.9  Remedies Not Exclusive.................................................    61
Section 15.10 Time...................................................................    61
Section 15.11 Creditors..............................................................    61
Section 15.12 Waiver.................................................................    61
Section 15.13 Execution Counterparts.................................................    62
Section 15.14 Applicable Law.........................................................    62
Section 15.15 Invalidity of Provisions...............................................    62

ARTICLE XVI -- POWER OF ATTORNEY.....................................................    62
Section 16.1  Power of Attorney......................................................    62
                (a)  Scope...........................................................    62
                (b)  Irrevocability..................................................    63

EXHIBIT A -- PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS........................     1

EXHIBIT B -- VALUE OF CONTRIBUTED PROPERTY...........................................     2

EXHIBIT C -- NOTICE OF CONVERSION....................................................     1

EXHIBIT D -- FORM OF UNIT CERTIFICATE................................................     1

                                     SECOND
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       CABOT INDUSTRIAL PROPERTIES, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of February __, 1998, of Cabot Industrial Properties, L.P. (the "Partnership") is
                                                              -----------
entered into by and among Cabot Industrial Trust, a Maryland real estate investment trust, as General Partner (the "General Partner") and the Persons (as
                                           ---------------
defined herein) identified as "Limited Partners" on Exhibit A, as the Limited
                               ----------------
Partners (as defined herein), together with any other Persons who become Partners (as defined herein) in the Partnership as provided herein;

     WHEREAS, the Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of the State of Delaware on October 10, 1997 by the General Partner;

     WHEREAS, the General Partner and the Initial Limited Partner (as defined herein) entered into an Agreement of Limited Partnership on October 10, 1997, as then amended by the Amended and Restated Agreement of Limited Partnership dated as of October 10, 1997 (collectively, the "Original Partnership Agreement") for the formation of the Partnership under the Revised Uniform Limited Partnership Act of the State of Delaware; and

     WHEREAS, the Partners desire (i) to ratify the formation of, and provide for the continuation of, the Partnership, (ii) to effectuate the introduction of the Limited Partners into the Partnership (and the withdrawal of the Initial Limited Partner) and (iii) to set forth their respective rights and duties relating to the Partnership on the amended and restated terms as provided herein,

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound, the parties hereby agree as follows (such agreement to supersede, amend and restate the Original Partnership Agreement it its entirety, effective as of the Effective Date (as defined herein)):

                                   ARTICLE I
                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as
           ---
it may be amended from time to time, and any successor to such statute.

          "Additional Limited Partner" means a Person admitted to the
           --------------------------
Partnership as a Limited Partner pursuant to Section 4.2 and who is shown as
                                             -----------
such on the books and records of the Partnership.

          "Adjusted Capital Account" means the Capital Account maintained for
           ------------------------
each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Capital Account Deficit" means, with respect to any Partner,
           --------------------------------
the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

           "Adjusted Property" means any property the Carrying Value of which
            -----------------
has been adjusted pursuant to Section 4.4.
                              -----------

          "Affiliate" means, with respect to any Person, (a) any Person directly
           ---------
or indirectly controlling, controlled by or under common control with such Person, (b) any Person directly or indirectly owning or controlling 10 percent or more of the outstanding voting interests of such Person, (c) any Person as to which such Person directly or indirectly owns or controls 10 percent or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b) and (c) above. As used herein "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreed Value" means (a) in the case of any Contributed Property set
           ------------
forth on Exhibit B and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth on Exhibit B; (b) in the case of any Contributed Property not set forth on Exhibit B and as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

          "Agreement" means this Amended and Restated Agreement of Limited
           ---------
Partnership and all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time.

          "Assignee" means a Person to whom one or more Partnership Units have
           --------
been transferred but who has not been admitted as a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
                                    ------------

          "Available Cash" means with respect to any period for which such
           --------------
calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership pursuant to Section 4.1) plus the amount of any
                                            -----------
reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

          (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

               (i) all interest, principal and other debt payments made during such period by the Partnership,

               (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

               (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses
(b)(i) or (ii), and

               (iv) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

          Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

          "Bankruptcy" as to any Person, shall be deemed to have occurred when
           ----------
(i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) such Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against such Person, (iii) such Person executes and delivers a general assignment for the benefit of such Person's creditors, (iv) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of the nature described in clause (ii) above, (v) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Person or for all or any substantial part of such Person's properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

          "Book-Tax Disparities" means, with respect to any item of Contributed
           --------------------
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for Federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account
   -----------
computed as if it had been maintained strictly in accordance with Federal income tax accounting principles.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close.

          "Cabot Advisors" means Cabot Advisors, Inc., a Delaware corporation,
           --------------
of which the Partnership owns all of the outstanding preferred stock.

          "Capital Account" means the capital account maintained by the
           ---------------
Partnership for each Partner pursuant to Section 4.4.
                                         -----------

          "Capital Contribution" means, with respect to each Partner, the total
           --------------------
amount of cash, cash equivalents and the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2.
            -----------    ---

          "Carrying Value" means (a) with respect to a Contributed Property or
           --------------
Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for Federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4(d), and to reflect changes,
                                     --------------
additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

          "Certificate" means the Certificate of Limited Partnership relating to
           -----------
the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "Code" means the Internal Revenue Code of 1986, as amended.  Any
           ----
reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Common Share Rights" has the meaning set forth in Section 4.2(e).
           -------------------                               --------------

          "Common Shares" means the common shares of beneficial interest, $.01
           -------------
par value per share, of the General Partner.

          "Consent" means the consent or approval of a proposed action by a
           -------
Partner given in accordance with Section 14.1.
                                 ------------

          "Contributed Property" means each property or other asset (but
           --------------------
excluding cash and cash equivalents), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4, such
                                                        -----------
property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property for purposes of Section 4.4.
                                     -----------

          "Conversion Right" has the meaning set forth in Section 4.2(e)(1).
           ----------------                               -----------------

          "Converting Partner" has the meaning set forth in Section 4.2(e)(1).
           ------------------                               -----------------

          "Debt" means, as to any Person, as of any date of determination, (a)
           ----
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized and (e) all guarantees and other contingent obligations of such Person with respect to Debt of others.

          "Declaration of Trust" means the Declaration of Trust of the General
           --------------------
Partner filed with the Office of Assessments and Taxation of the State of Maryland on October 10, 1997, as the same may be amended, supplemented or restated from time to time.

          "Depreciation" means for each fiscal year or other period, an amount
           ------------
equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax
                              --------  -------
depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

          "Dispose of" has the meaning set forth in Section 11.7(a).
           ----------                               ---------------

          "Effective Date" means the date of closing of the sale of Common
           --------------
Shares pursuant to that certain Underwriting Agreement among the General Partner and J.P. Morgan, Inc., as representative of the other underwriters participating in the initial public offering of the General Partner's Common Shares.

          "Events of Dissolution" has the meaning set forth in Section 13.1.
           ---------------------                               ------------

          "Exchange Act" has the meaning set forth in Section 4.2(e).
           ------------                               --------------

          "General Partner" means Cabot Industrial Trust, a Maryland real estate
           ---------------
investment trust, and its successors as a general partner of the Partnership in accordance with the terms of this Agreement.

          "General Partnership Interest" means a Partnership Interest held by
           ----------------------------
the General Partner that is a general partnership interest and includes any and all benefits to which the General Partner may be entitled and all obligations of the General Partner hereunder. A General Partnership Interest may be expressed as a number of Partnership Units.

          "IRS" means the Internal Revenue Service, which is charged with
           ---
administering the internal revenue laws of the United States.

          "Immediate Family" means, with respect to any natural Person, such
           ----------------
natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

          "Incapacity" or "Incapacitated" means, (a) as to any individual
           ----------      -------------
Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate,
(b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership's affairs, (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (e) as to any trust which is a Partner, the termination of the trust (but not the substitution of a new trustee), or (f) as to any Partner, the Bankruptcy of such Partner.

          "Indemnitee" means (a) any Person made a party to a proceeding by
           ----------
reason of his status as (i) the General Partner (including as a guarantor of any Partnership Debt) or (ii) an officer of the Partnership or a trustee or officer of the General Partner, and (b) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

          "Initial Limited Partner" means Ferdinand Colloredo-Mansfeld.
           -----------------------

          "Limited Partner" means any Person named as a Limited Partner on
           ---------------
Exhibit A, as such Exhibit may be amended from time to time, including any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

          "Limited Partnership Interest" means a Partnership Interest held by a
           ----------------------------
Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which such Limited Partner may be entitled and all obligations of such Limited Partner hereunder. A Limited Partnership Interest may be expressed as a number of Partnership Units.

          "Liquidating Transaction" means any sale or other disposition of all
           -----------------------
or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership.

          "Liquidator" has the meaning set forth in Section 13.2.
           ----------                               ------------

          "Lock-up" has the meaning set forth in Section 11.7(a).
           -------                               ---------------

          "Lock-up Period" has the meaning set forth in Section 11.7(a).
           --------------                               ---------------

          "Net Income" means for any taxable period, the excess, if any, of the
           ----------
Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4. Once an item of income, gain, loss or deduction
                   -----------
that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Income or the
                                ------------     ---
resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Loss" means for any taxable period, the excess, if any, of the
           --------
Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 4.4.  Once an item of income, gain, loss or deduction that has been
-----------
included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Loss or the resulting Net Income,
                    ------------     ---
whichever the case may be, shall be recomputed without regard to such item.

          "New Securities" has the meaning set forth in Section 4.2(c).
           --------------                               --------------

          "Nonrecourse Built-in Gain" means, with respect to any Contributed
           -------------------------
Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.5(b) if such properties
                                               --------------
were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "Nonrecourse Deductions" has the meaning set forth in Regulations
           ----------------------
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations
           ---------------------
Section 1.752-1(a)(2).

          "Notice of Conversion" means a Notice of Conversion substantially in
           --------------------
the form of Exhibit C.

          "Option Plans" means the option plans for Common Shares or Units, as
           ------------
the case may be, restricted share plans or employee benefit plans established by, or for the benefit of the employees of, the General Partner, the Partnership or Cabot Advisors or any other Subsidiary.

          "Original Partnership Agreement" has the meaning set forth in the
           ------------------------------
recitals hereto.

          "Partner" means individually, the General Partner or a Limited
           -------
Partner, and "Partners" means collectively, the General Partner and the Limited
              --------
Partners.

          "Partner Minimum Gain" means an amount, with respect to each Partner
           --------------------
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Debt" has the meaning set forth in Regulations
           ------------------------
Section 1.704-2(b)(4).

          "Partner Nonrecourse Deductions" has the meaning set forth in
           ------------------------------
Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "Partnership" means Cabot Industrial Properties, L.P., the limited
           -----------
partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

          "Partnership Interest" means an ownership interest in the Partnership
           --------------------
representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

          "Partnership Minimum Gain" has the meaning set forth in Regulations
           ------------------------
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "Partnership Record Date" means the record date established by the
           -----------------------
General Partner for the distribution of Available Cash pursuant to Section 5.1
                                                                   -----------
hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution, and also means any record date established by the General Partner in connection with any vote or consent of the Limited Partners pursuant to this Agreement.

          "Partnership Unit" or "Unit" means a fractional, undivided share of
           ----------------      ----
the Partnership Interests of all Partners issued pursuant to Sections 4.1 and
                                                             ------------
4.2, in such number as set forth on Exhibit A, as such Exhibit may be amended
---
from time to time. The ownership of Partnership Units may be evidenced by the form of non-transferable, non-negotiable certificate for units substantially in the form of Exhibit D.

          "Partnership Year" means the fiscal year of the Partnership, which
           ----------------
shall be the calendar year.

          "Percentage Interest" means, as to any Partner, its interest in the
           -------------------
Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified on Exhibit A, as such Exhibit may be amended from time to time.

          "Person" means an individual or a corporation, partnership, trust,
           ------
unincorporated organization, association or other entity.

          "Qualified Organization" means any "qualified organization" within the
           ----------------------
meaning of Section 514(c)(9)(C) of the Code.

          "Recapture Income" means any gain recognized by the Partnership
           ----------------
(computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Redemption Amount" means an amount of cash per Partnership Unit equal
           -----------------
to the Value on the Valuation Date of the Common Shares that the Partner being redeemed would have been entitled to receive under Section 4.2(e).
                                                   --------------

          "Registration Rights and Lock-up Agreement" means that certain
           -----------------------------------------
Registration Rights and Lock-up Agreement dated as of the date hereof among the General Partner and the Persons identified as "Holders" on the signature pages thereto.

          "Regulations" means the Income Tax Regulations promulgated under the
           -----------
Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REIT" means a real estate investment trust as defined under Section
           ----
856 of the Code.

          "Residual Gain" or "Residual Loss" means any item of gain or loss, as
           -------------      -------------
the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.5(b)(1)(i) or 6.5(b)(2)(i) to eliminate Book-Tax
            --------------------    ------------
Disparities.

          "704(c) Value" of any Contributed Property means the value of such
           ------------
property as set forth on Exhibit B, or if no value is set forth on Exhibit B, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Section 4.4, the General Partner shall
                                          -----------
use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

          "Shares" means any Common Shares issued to a Limited Partner upon
           ------
conversion of its Units pursuant to Section 4.2(e).
                                    --------------

          "Specified Conversion Date" means the tenth Business Day after receipt
           -------------------------
by the General Partner of a Notice of Conversion; provided, however, that no
                                                  --------  -------
Specified Conversion Date shall occur before one year from the date of this Agreement without the consent of the General Partner except as provided in
Section 4.2(e).
--------------

          "Subsidiary" means, with respect to any Person, any corporation or
           ----------
other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person. With respect to the General Partner and the Partnership, "Subsidiary" shall include (without limitation) Cabot Advisors.

          "Substituted Limited Partner" means a Person who is admitted as a
           ---------------------------
Limited Partner to the Partnership pursuant to Section 11.4.
                                               ------------

          "Transaction" has the meaning set forth in Section 11.2(c).
           -----------                               ---------------

          "Unit Adjustment Factor" means the factor applied for converting
           ----------------------
Partnership Units to Common Shares, which shall initially be 1.0; provided,
                                                                  --------
however, that in the event that the General Partner (a) declares or pays a
-------
dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares,
(b) subdivides its outstanding Common Shares, or (c) combines its outstanding Common Shares into a smaller number of Common Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          "Unrealized Gain" attributable to any item of Partnership property
           ---------------
means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4) as of such date,
                                                   -----------
over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4) as of such date.
            -----------

          "Unrealized Loss" attributable to any item of Partnership property
           ---------------
means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section
                                                                       -------
4.4) as of such date, over (b) the fair market value of such property (as
---
determined under Section 4.4) as of such date.
                 -----------

          "Valuation Date" means the date of receipt by the General Partner of a
           --------------
Notice of Conversion or, if such date is not a Business Day, the first Business Day thereafter.

          "Value" means, with respect to a Common Share, the average of the
           -----
daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (a) if the Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or
(c) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, however, that if
                                                  --------  -------
there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event a holder of Common Shares would be entitled to receive Common Share Rights, then the Value of such Common Share Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     Section 2.1  Organization and Continuation; Application of Act.
                  -------------------------------------------------

           (a) Organization and Continuation of Partnership.  The General
               --------------------------------------------
     Partner and the Limited Partners do hereby continue, and ratify the formation of, the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner of the Partnership.

           (b) Application of Act.  The Partnership is a limited partnership
               ------------------
     subject to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2  Name.  The name of the Partnership is Cabot Industrial
                  ----
Properties, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.", "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners; provided, however, that the name
                                               --------  -------
of the Partnership may not be changed to include the name of any Limited Partner without the written consent of that Limited Partner.

      Section 2.3  Registered Office and Agent; Principal Office. The address of
                   ---------------------------------------------
the registered office of the Partnership in the State of Delaware is located c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is the Corporation Service Company. The principal office of the Partnership is located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4  Withdrawal.  The Initial Limited Partner hereby withdraws
                   ----------
from the Partnership.

      Section 2.5  Term.  The term of the Partnership commenced, and shall
                   ----
continue until December 31, 2097 unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                  ARTICLE III
                                    PURPOSE

      Section 3.1  Purpose and Business.  The purpose and nature of the business
                   --------------------
to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing; provided, however, that each of the foregoing clauses (a), (b)
                  --------  -------
and (c) shall be limited and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT and provided further, however, that each of the foregoing
                      -------- -------  -------
clauses (a), (b) and (c) shall be limited and conducted in such a manner as to permit the Partnership to qualify as a real estate operating company under U.S. Department of Labor Regulation Section 29 C.F.R. 2510.3-101(e) unless the General Partner has obtained an opinion of counsel that the Partnership is otherwise deemed not to hold "plan assets" under U.S. Department of Labor Regulation Section 29 C.F.R. 2510.3-101.

      Section 3.2  Powers.  The Partnership is empowered to do any and all acts
                   ------
and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking,
--------  -------
any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (b) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE IV
                   CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
                                CAPITAL ACCOUNTS

     Section 4.1  Capital Contributions of the Partners.
                  -------------------------------------

           (a) Initial Capital Contributions.  At the time of the execution of
               -----------------------------
     this Agreement, the Partners shall make or shall have made the Capital Contributions set forth in Exhibit A to this Agreement, provided that the Initial Limited Partner does hereby
                        --------
     withdraw as the Initial Limited Partner upon the execution of this Agreement. The Partners shall own Partnership Units in the amounts set forth on Exhibit A and shall have a Percentage Interest in the Partnership as set forth on Exhibit A, which Percentage Interest shall be adjusted on Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, conversions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. The Partnership Units held by the General Partner shall at all times be deemed to be General Partner units and shall constitute the General Partnership Interest.

          (b) Additional Capital Contributions.
              --------------------------------

               (1) No Partner shall be assessed or, except as provided for in Sections 4.1(b)(2) and 13.3(b) below and except for any such amounts
          -------- ---------     -------
          which a Limited Partner may be obligated to repay under Section 10.5,
                                                                  ------------
          be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 4.1(b)(2) and
                                                         -----------------
          Section 13.3(b) below), be contributed by the General Partner as
          ---------------
          additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Units as provided for in Section 4.2.
                                   -----------

               (2)  Except to the extent provided in Section 7.5 below relating
                                                     -----------
          to interests in Partnership properties held directly by the Partnership or through Subsidiaries, the net proceeds of any and all funds raised by or through the General Partner through the issuance of additional shares of the General Partner (whether Common Shares or preferred shares) shall be contributed to the Partnership as additional Capital Contributions, and in such event the General Partner shall be issued additional Partnership Units pursuant to

          Section 4.2 below.
          -----------

          (c) Return of Capital Contributions.  Except as otherwise expressly
              -------------------------------
     provided herein, the Capital Contribution of each Limited Partner will be returned to that Partner only in the manner and to the extent provided in
     Article V and Article XIII hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

           (d) Liability of Limited Partners.  No Limited Partner shall have any
               -----------------------------
     further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in this Article IV or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

     Section 4.2  Issuances of Additional Partnership Interests.
                  ---------------------------------------------

           (a) Issuance to Other Than the General Partner.  The General Partner
               ------------------------------------------
     is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (other than issuances to the General Partner, which issuances are governed by Section 4.2(b)) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners except to the extent provided herein; provided, however, that the
                                           --------  -------
     Partnership also may from time to time issue to third parties additional Partnership Interests (other than any such issuance to the General Partner which is governed by Sections 4.2(b) and 4.2(c)) in one or more classes, or
                          -------- ------     ------
     one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided further however,
                                                     ------------------------
     that any issuance of any classes as provided in the foregoing proviso, made or authorized to be made prior to the first anniversary of the Effective Date shall be permitted only with the Consent of the Limited Partners holding a majority of the Percentage Interests of the Limited Partners.

           (b) Issuance to the General Partner.  The Partnership also may from
               -------------------------------
     time to time issue to the General Partner additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that (x) the additional
                                     --------  -------
     Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this
     Section 4.2(b), and (y) the General Partner shall make a Capital
     --------------
     Contribution to the Partnership (1) in an amount equal to the net proceeds raised in connection with the issuance of such shares of the General Partner in the event such shares are sold for cash or cash equivalents or
     (2) in the form of the property received in consideration for such shares, in the event such shares are issued in consideration for other property.

           (c) Issuance of Additional Common Shares.  The General Partner is
               ------------------------------------
     explicitly authorized to issue additional Common Shares or preferred Shares of Beneficial Interest of the General Partner, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares ("New Securities") and in connection
                                     --------------
     therewith, as further provided in Section 4.2(b), (i) the General Partner
                                       --------------
     shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner shall contribute the net proceeds from, or the property received in consideration for, the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. In connection with the issuance of Partnership Interests which are substantially similar to New Securities, the General Partner is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Partnership Interests.

          (d) Issuance Pursuant to Option Plans.
              ---------------------------------

               (1) Upon the exercise of an option granted by the General Partner for Common Shares, the General Partner shall cause the Partnership to issue to the General Partner one Partnership Unit for each Common Share acquired upon such exercise pursuant to the Option Plans, and the General Partner shall contribute to the Partnership the net proceeds received upon such exercise (it being understood that the General Partner may issue Common Shares in connection with the Option Plans without receiving a specified amount of proceeds and that the issuance of such

          Common Shares shall nonetheless entitle the General Partner to additional Partnership Units).

               (2) The General Partner shall cause the Partnership to issue Partnership Units to employees of the Partnership upon the exercise by any such employees of an option to acquire Partnership Units granted by the Partnership pursuant to the Option Plans in accordance with the terms of the Option Plans. Partnership Units so issued shall represent Limited Partnership Interests.

               (3) The General Partner shall cause the Partnership to issue Partnership Units to any Subsidiary upon the exercise by an employee of such Subsidiary of an option to acquire Partnership Units granted by such Subsidiary pursuant to the Option Plans, and such Subsidiary shall transfer to the Partnership the price per Partnership Unit required by the Option Plans to be paid by Subsidiaries. Partnership Units issued to any such Subsidiary shall represent Limited Partnership Interests.

          (e)  Conversion of Units.
               -------------------

               (1) Subject to the further provisions of this Section 4.2(e) and
                                                             --------------
          the provisions of Sections 8.6 and 11.7, beginning one year after the
                            ------------     ----
          Effective Date or earlier with the written consent of the General Partner (except as otherwise contractually restricted), the General Partner hereby grants to each Limited Partner the right (the "Conversion Right") to exchange any or all of the Partnership Units
          -----------------
          held by that Partner for Common Shares, with one Partnership Unit being exchangeable for one Common Share; provided, however, that in
                                                   --------  -------
          the event the General Partner issues to all holders of Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Common Shares, or any other securities or property (collectively, the "Common Share
                                                                  ------------
          Rights") then (except to the extent such rights have already been
          ------
          reflected in an adjustment to the Unit Adjustment Factor as provided in Section 4.2(e)(2) below) the Converting Partner shall also be
             -----------------
          entitled to receive such Common Share Rights that a holder of that number of Common Shares would be entitled to receive. The Conversion Right may be exercised by a Limited Partner (a "Converting Partner")
                                                          ------------------
          at any time beginning one year after the Effective Date (or earlier upon the written consent of the General Partner) and from time to time by delivering a Notice of Conversion to the General Partner not less than ten (10) days prior to such exchange. The General Partner shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of Partnership Units for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Partnership Units not owned by the General Partner. No Limited

          Partner shall, solely by virtue of being the holder of one or more Partnership Units, be deemed to be a shareholder of or have any other interest in the General Partner.

               (2) In the event of any change in the Unit Adjustment Factor, the number of Partnership Units held by each Partner shall be proportionately adjusted by multiplying the number of Partnership Units held by such Partner immediately prior to the change in the Unit Adjustment Factor by the new Unit Adjustment Factor; the intent of this provision is that one Partnership Unit remains exchangeable for one Common Share without dilution. In the event the General Partner issues any Common Shares in exchange for Partnership Units pursuant to this Section 4.2(e), any such Partnership Units so acquired by the
               --------------
          General Partner shall immediately thereafter be canceled by the Partnership and the Partnership shall issue to the General Partner new Partnership Units pursuant to Section 4.2(c) hereof. Each Converting
                                        --------------
          Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Conversion Right. Notwithstanding the foregoing provisions of this Section 4.2(e), a Limited Partner shall not have
                             --------------
          the right to exchange Partnership Units for Common Shares if (i) in the opinion of counsel for the General Partner, the General Partner would, as a result thereof, no longer qualify (or it would be more likely than not that the General Partner no longer would qualify) as a REIT; or (ii) such exchange would in the opinion of counsel for the General Partner, constitute or be more likely than not to constitute a violation of applicable securities laws.

     Section 4.3  No Preemptive Rights.  Except as specifically provided in
                  --------------------
this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership, or (b) issuance or sale of any Partnership Units.

     Section 4.4  Capital Accounts of the Partners.
                  --------------------------------

           (a) General.  The Partnership shall maintain for each Partner a
               -------
     separate Capital Account in accordance with the rules of Regulations
     Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) hereof and allocated to such Partner
                     --------------
     pursuant to Sections 6.1 through Section 6.4 of the Agreement, and
                 ------------         -----------
     decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (ii) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) hereof and allocated to such
                                 --------------
     Partner pursuant to Sections 6.1 through Section 6.4 of the Agreement.
                         ------------         -----------

           (b) Income, Gains, Deductions and Losses.  For purposes of computing
               ------------------------------------
     the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership.

               (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cash recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 4.4(d) hereof, the amount of any such
                               --------------
          adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6)  Any items specially allocated under Section 6.5 hereof shall
                                                        -----------
          not be taken into account.

          (c) Transfers of Partnership Units.  A transferee of a Partnership
              ------------------------------
     Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

          (d) Unrealized Gains and Losses.
              ---------------------------

               (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 4.4(d)(2), the Carrying
                                             -----------------
          Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
          Section 4.4(d)(2) hereof, as if such Unrealized Gain or Unrealized
          -----------------
          Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.
                                -----------

               (2)  Such adjustments shall be made as of the following times:
          (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the
                 ----------
          distribution by the Partnership to a Partner of more than a de minimis
                                                                      ----------
          amount of Property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b)
          --------  -------
          above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Values of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
          Article XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

          (e) Modification by General Partner.  The provisions of this
              -------------------------------
     Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification; provided,
                                                                  --------
     however, that it will not have a material effect on the amounts
     -------
     distributable to any Person pursuant to Article XIII of this Agreement upon the liquidation of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and
     (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                   ARTICLE V
                                 DISTRIBUTIONS

     Section 5.1  Requirement and Characterization of Distributions.  The
                  -------------------------------------------------
General Partner shall distribute not less frequently than quarterly an amount equal to 100% of Available Cash (other than amounts treated as net capital gains as defined in Code Section 857(b)(3)) generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter (i) first, with respect to any class of Partnership Interests issued pursuant to Sections 4.2(a) or 4.2(b) which are entitled to a
                             -------------------------
preference over Partnership Units on the distribution of Available Cash (and within and among such classes, in order of the preferences designated therein and pro rata among any such classes), and (ii) thereafter, in accordance with their respective Percentage Interests on such Partnership Record Date; provided,
                                                                       --------
however, that in no event may a Partner receive a distribution of Available Cash
-------
with respect to a Unit if such Partner is entitled to receive a dividend from the General Partner which is derived from a distribution of Available Cash to the General Partner with respect to a Common Share for which such Unit has been redeemed or exchanged.

     Section 5.2  Amounts Withheld.  All amounts withheld pursuant to the Code
                  ----------------
or any provisions of any state or local tax law and Section 10.5 hereof with
                                                    ------------
respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be treated as amounts distributed to the General Partner or such Limited Partners, or Assignees pursuant to Section 5.1
                                                                   -----------
for all purposes under this Agreement.

      Section 5.3  Distributions Upon Liquidation.  Proceeds from a Liquidating
                   ------------------------------
Transaction shall be distributed to the Partners in accordance with Section
                                                                    -------
13.2.
----

                                   ARTICLE VI
                                  ALLOCATIONS

      Section 6.1  Allocations For Capital Account Purposes Other than the
                   -------------------------------------------------------
Taxable Year of Liquidation.  For purposes of maintaining the Capital Accounts
---------------------------
and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Partners for each taxable
     -----------
year (or portion thereof) as provided herein below.

           (a) Net Income.  After giving effect to the special allocations set
               ----------
     forth in Section 6.2 through Section 6.4 below, Net Income shall be
              -----------         -----------
     allocated (i) first, to the General Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income
                                      --------------
     previously allocated to the General Partner pursuant to this clause (a) of

     Section 6.1(a), and (ii) thereafter, Net Income shall be allocated to the
     --------------
     Partners in accordance with their respective Percentage Interests.

           (b) Net Losses.  After giving effect to the special allocations set
               ----------
     forth in Section 6.2 through Section 6.4 below, Net Losses shall be
              -----------         -----------
     allocated to the Partners in accordance with their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to any
                --------  -------
     Limited Partner pursuant to this Section 6.1(b) to the extent that such
                                      --------------
     allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b)
                                                             --------------
     shall be allocated to the General Partner.

           (c) Nonrecourse Liabilities.  For purposes of Regulations Section
               -----------------------
     1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

           (d) Gains.  Any gain allocated to the Partners upon the sale or other
               -----
     taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to

     Section 6.4 below, be characterized as Recapture Income in the same
     -----------
     proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income, all in such a manor consistent with Regulation
     Section 1.1245-1.

          (e) Override.  Notwithstanding Section 6.1(a) or Section 6.1(b), if
              --------
     any Qualified Organization or the General Partner would be allocated an amount of aggregate Net Income for any taxable year of the Partnership that would cause its percentage share of aggregate Net Income for such taxable year of the Partnership to exceed its Percentage Interest for the taxable year of the Partnership, an amount of Net Income that would otherwise be allocated to such Qualified Organization or the General Partner shall instead be allocated to such other Partners in the amount required to cause the Net Income allocable to such Qualified Organization or the General Partner to not exceed each such Partners' Percentage Interest for such taxable year of the Partnership, and in subsequent fiscal years, an amount of Net Income otherwise allocable to such other Partners shall instead be allocated to such Qualified Organization and the General Partner to the maximum extent possible consistent with this Section 6.1(e) until the amount of Net Income previously allocated to such other Partners pursuant to this Section 6.1(e) have been reallocated to such Qualified Organization and the General Partner.

          Section 6.2  Allocations for Capital Account Purposes in the Taxable
                       -------------------------------------------------------
     Year of Liquidation.
     -------------------

     (a) In General.  Subject to Sections 6.3 and 6.4, the Net Income and Net
         ----------
Loss of the Partnership for the taxable year of liquidation of the Partnership shall be allocated prior to the final liquidating distributions of the Partnership and shall be allocated first to eliminate all negative balances in any Partner's Adjusted Capital Account Deficit and then, to the extent possible, in a manner such that the Capital Accounts of the Partners immediately prior to such final liquidating distributions are equal to the amount which would have been distributable to the Partners under Section 5.1 if such distributions were to be governed by Section 5.1. Notwithstanding the preceding sentence, actual distributions made subsequent to the allocations under this Section 6.2 shall be made pursuant to Section 5.3.

     (b) Override.  Notwithstanding Section 6.2(a), if any Qualified
         --------
Organization or the General Partner would be allocated an amount of Net Income for any taxable year of the Partnership ending on the liquidation date of the Partnership that would cause its percentage share of Net Income for such taxable year of the Partnership to exceed its Percentage Interest for such taxable year of the Partnership, an amount of Net Income that would otherwise be allocated to such Qualified Organization or the General Partner shall instead be allocated to such other Partners in the amount required to cause the Net Income allocable to such Qualified Organization or the General Partner to not exceed its Percentage Interest for such taxable year of the Partnership.

     Section 6.3  Additional Allocations.
                  ----------------------

     Notwithstanding anything to the contrary in this Agreement, all allocations under this Agreement shall be adjusted insofar as may be required to enable the Partnership to meet the requirements of Section 514(c)(9)(E) of the Code and the Regulations thereunder so that all allocations hereunder have "substantial economic effect" within the meaning of Section 704(b)(2) of the Code and so that, as to each Partner which is a Qualified Organization and the General Partner,

     (a) each such Partner's percentage share of the Partnership's "overall partnership income" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Regulation Section 1.514(c)-2) shall not, for any taxable year of the Partnership, be greater than the percentage then applicable to such Partner pursuant to Section 5.1 hereof, and

     (b) each such Partner's percentage share of the Partnership's "overall partnership loss" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Regulation Section 1.514(c)-2) shall not, for any taxable year of the Partnership, be less than the percentage then applicable to such Partner pursuant to Section 5.1 hereof.

     Section 6.4  Special Allocation Rules.  Notwithstanding any other
                  ------------------------
provision of this   Agreement, the following special allocations shall be made in the following order:

           (a) Minimum Gain Chargeback.  Notwithstanding any other provisions of
               -----------------------
     Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.4(a)
                                                                 --------------
     is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.4(a)
                                                             --------------
     only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement
                                                -----------
     with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

           (b) Partner Minimum Gain Chargeback.  Notwithstanding any other
               -------------------------------
     provision of Article VI (except Section 6.2(a) hereof), if there is a net
                                     --------------
     decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with

     Regulations Section 1.704-2(i)(4).  This Section 6.4(b) is intended to
                                              --------------
     comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 6.4(b), each Partner's Adjusted Capital
                      --------------
     Account Deficit shall be determined prior to any other allocations pursuant to Article VI of this Agreement with respect to such fiscal year, other than allocations pursuant to Section 6.4(a) hereof.
                                  --------------

           (c) Qualified Income Offset.  In the event any Partner unexpectedly
               -----------------------
     receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.4(a) and 6.4(b) hereof, such Partner has an
                    ---------------     ------
     Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

           (d) Nonrecourse Deductions.  Nonrecourse Deductions for any taxable
               ----------------------
     period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

           (e) Partner Nonrecourse Deductions.  Any Partner Nonrecourse
               ------------------------------
     Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

           (f) Code Section 754 Adjustments.  To the extent an adjustment to the
               ----------------------------
     adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     Section 6.5  Allocations for Tax Purposes.
                  ----------------------------

           (a) General.  Except as otherwise provided in this Section 6.5, for
               -------                                        -----------
     Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.
     ------------     ---

           (b) To Eliminate Book-Tax Disparities.  In an attempt to eliminate
               ---------------------------------
     Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for Federal income tax purposes among the Partners as follows:

               (1) (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code in a manner that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution, and (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.
                      ------------     ---

               (2)  (i)  In the case of an Adjusted Property, such items shall
          (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code in a manner to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4 and (B)
                                                           -----------
          second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
          Section 6.5(b)(1)(i), and (ii) any item of Residual Gain or Residual
          --------------------
          Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.5 of this Agreement.
                                        ------------     ---

               (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and
                                                               ------------
          6.4 of this Agreement.
          ---

           (c) Power of General Partner to Elect Method.  To the extent Treasury
               ----------------------------------------
     Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                  ARTICLE VII
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1  Management.
                  ----------

           (a) Powers of General Partner.  Except as otherwise expressly
               -------------------------
     provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power
                                     -----------
     and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section
        -----------                                                    -------
     3.1 hereof including, without limitation:
     ---

               (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any Federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

               (2) using its best efforts to undertake the active management and development of the real property held by the Partnership in a manner so that the Partnership (unless it has been determined that the Partnership otherwise does not hold "plan assets") continues to qualify as a real estate operating company under U.S. Department of Labor Regulation Section 29 C.F.R. 2510-3.101(e) including obtaining an opinion of recognized counsel to such effect no more frequently than annually, if so requested by any Limited Partner;

               (3) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (4) the acquisition, disposition, sale, conveyance, mortgage, pledge, encumbrance, hypothecation, contribution or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

               (5) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant
                                         ------------
          or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

               (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the
                                                       -----------
          General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

               (7) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

               (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

               (11) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

               (14) the execution, acknowledgment and delivery of any and all documents and instruments to effectuate any or all of the foregoing; and

               (15) the issuance of Partnership Units to any Subsidiary which may be necessary for such Subsidiary to satisfy such Subsidiary's obligations under the Option Plans, in exchange for the transfer to the Partnership by such Subsidiary of the price per Partnership Unit required by the Option Plans to be paid by Subsidiaries.

           (b) No Approval Required for Above Powers.  Except as expressly
               -------------------------------------
     provided in this Agreement (including, without limitation, the last sentence of this Section 7.1(b)), each of the Limited Partners agrees that
                      ---------------
     the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity. Notwithstanding the foregoing, the General Partner agrees that it will not take any of the following actions at any time prior to the first anniversary of the Effective Date without the Consent of Limited Partners holding a majority of the outstanding Limited Partnership Interests: (i) a merger, consolidation or share exchange of the General Partner and requiring the approval of the General Partner's shareholders or any merger, consolidation or partnership interest exchange of the Partnership; (ii) a sale, lease, transfer or other disposition of all of substantially all of the General Partner's assets requiring the approval of the General Partner's shareholders, a sale, lease, transfer or other disposition of all or substantially all of the Partnership's assets, or any election to dissolve the General Partner requiring the approval of the General Partner's shareholders; or (iii) an amendment to the Declaration of Trust requiring the approval of the General Partner's shareholders.

           (c) Insurance.  At all times from and after the date hereof, the
               ---------
     General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder. The right to procure such insurance on behalf of the Indemnities shall in no way mitigate or otherwise affect the right of any such Indemnitee to indemnification under
     Section 7.7.
     -----------

           (d) Working Capital Reserves.  At all times from and after the date
               ------------------------
     hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

           (e) No Obligation to Consider Tax Consequences to Limited Partners.
               --------------------------------------------------------------
     In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

           (f) Loss of REOC Status.  If the General Partner becomes aware that
               -------------------
     the Partnership may not qualify as a real estate operating company under Department of Labor Regulation Section 29 C.F.R. 2510-3.101(e), it shall notify the Limited Partners and, at the request of any affected Limited Partner, shall meet with any affected Limited Partner upon not less than 10 days advance notice to consider alternatives in a good faith effort to address the situation.

     Section 7.2  Certificate of Limited Partnership.  To the extent that such
                  ----------------------------------
action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(4) hereof, the General Partner shall not be
             -----------------
required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

     Section 7.3  Restrictions on General Partner's Authority.  The General
                  -------------------------------------------
Partner may not, without the written Consent of all of the Limited Partners, take any action in contravention of this Agreement including, without limitation:

          (a) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement (provided that this restriction shall not be deemed to restrict the sale, lease, transfer ir disposition of all or substantially all of the Partnership's assets as may otherwise be provided herein);

          (b) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (c) admit a Person as a Partner, except as otherwise provided in this Agreement; or

          (d) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

     Section 7.4  Responsibility for Expenses.
                  ---------------------------

           (a) No Compensation.  Except as provided in this Section 7.4 and
               ---------------                              -----------
     elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

           (b) Responsibility for Ownership and Operation Expenses. The
               ---------------------------------------------------
     Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership; provided, however, that the amount of any such
                                  --------  -------
     reimbursement shall be reduced by any interest or other amounts earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 7.5(a). Such reimbursements shall be in
                           --------------
     addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.
                                 -----------

           (c) Responsibility for Organization Expenses.  The Partnership shall
               ----------------------------------------
     be responsible for and shall pay all expenses incurred relating to the organization of the Partnership.

     Section 7.5  Outside Activities of the General Partner.
                  -----------------------------------------

           (a) General.  The General Partner shall not directly or indirectly
               -------
     enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any Debt other than that for which it may be liable in its capacity as General Partner of the Partnership (and other than any guarantee of Partnership Debt) or other assets provided below.
     The General Partner shall not own any assets other than Partnership Interests (except for certain interests in Partnership properties held directly by the General Partner or which have been caused by the General Partner to be contributed to or purchased by Subsidiaries (including qualified REIT subsidiaries, as defined in Section 856(i) of the Code, of the General Partner), which interests shall not exceed 1% of the aggregate economic interests of any property) and other than such bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Declaration of Trust. The General Partner and Affiliates of the General Partner may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

           (b) Purchase of Common Shares.  In the event the General Partner
               -------------------------
     exercises its rights under Article 3 of the Declaration of Trust to purchase Common Shares, then the General Partner shall cause the Partnership to purchase from it an equal number of

     Partnership Units (after application of the Unit Adjustment Factor) on the same terms that the General Partner purchased such Common Shares.

      Section 7.6  Contracts with Affiliates.
                   -------------------------

           (a) Loans.  The General Partner may cause the Partnership to lend or
               -----
     contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

           (b) Transfers of Assets.  Except as provided in Section 7.5(a), the
               -------------------                         --------------
     General Partner may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

           (c) Contracts With General Partner.  After the Effective Date and
               ------------------------------
     except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith.

           (d) Employee Benefit Plans.  The General Partner, in its sole and
               ----------------------
     absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries, including any such plan which requires the Partnership, the General Partner or any of the Partnership's Subsidiaries to issue or transfer Partnership Units to employees.

      Section 7.7  Indemnification.
                   ---------------

           (a) General.  The Partnership shall indemnify an Indemnitee from and
               -------
     against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The
                                                         --------------
     termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7(a). Any
                                               --------------
     indemnification pursuant to this Section 7.7 shall be made only out of the
                                      -----------
     assets of the Partnership.

           (b) In Advance of Final Disposition.  Reasonable expenses incurred by
               -------------------------------
     an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this

     Section 7.7 has been met, and (b) a written undertaking by or on behalf of
     -----------
     the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

           (c) Non-Exclusive Section.  The indemnification provided by this
               ---------------------
     Section 7.7 shall be in addition to any other rights to which an Indemnitee
     -----------
     or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

           (d) Insurance.  The Partnership may purchase and maintain insurance,
               ---------
     on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The right to procure such insurance on behalf of the Indemnitees shall in no way mitigate or otherwise affect the right of any Indemnities to indemnification under this Section 7.7.
                                                      -----------

           (e) Employee Benefit Plans.  For purposes of this Section 7.7, the
               ----------------------                        -----------
     Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7(a); and actions taken or omitted by the Indemnitee with
        --------------
     respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

           (f) No Personal Liability for Limited Partners.  In no event may an
               ------------------------------------------
     Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

           (g) Interested Transactions.  An Indemnitee shall not be denied
               -----------------------
     indemnification in whole or in part under this Section 7.7 because the
                                                    -----------
     Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

           (h) Binding Effect.  The provisions of this Section 7.7 are for the
               --------------                          -----------
     benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      Section 7.8  Liability of the General Partner.
                   --------------------------------

           (a) General.  Notwithstanding anything to the contrary set forth in
               -------
     this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, unless (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

           (b) No Obligation to Consider Interests of Limited Partners.  The
               -------------------------------------------------------
     Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, unless
     (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

           (c) Acts of Agents.  Subject to its obligations and duties as General
               --------------
     Partner set forth in Section 7.1(a) hereof, the General Partner may
                          --------------
     exercise any of the powers granted
     to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

           (d) Effect of Amendment.  Any amendment, modification or repeal of
               -------------------
     this Section 7.8 or any provision hereof shall be prospective only and
          -----------
     shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section
                                                                      -------
     7.8 as in effect immediately prior to such amendment, modification or
     ---
     repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

           (e) Limitation of Liability of Shareholders and Officers of the
               -----------------------------------------------------------
     General Partner.  ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE GENERAL
     ---------------
     PARTNER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE GENERAL PARTNER'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

     Section 7.9   Other Matters Concerning the General Partner.
                   --------------------------------------------

           (a) Reliance on Documents.  The General Partner may rely and shall be
               ---------------------
     protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

           (b) Reliance on Consultants and Advisers.  The General Partner may
               ------------------------------------
     consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

           (c) Action Through Officers and Attorneys.  The General Partner shall
               -------------------------------------
     have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

           (d) Actions to Maintain REIT Status or Avoid Taxation of General
               ------------------------------------------------------------
     Partner.  Notwithstanding any other provisions of this Agreement or the
     -------
     Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      Section 7.10 Title to Partnership Assets.  Title to Partnership assets,
                   ---------------------------
whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby covenants, declares and warrants that any Partnership assets as to which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the
                                                  --------  -------
General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11 Reliance by Third Parties.  Notwithstanding anything to the
                   -------------------------
contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

      Section 7.12 UBTI.  The General Partner shall use its reasonable best
                   ----
efforts to prevent the Partnership from engaging in any activity or activities that would cause any Partner that is a qualified organization within the meaning of Section 514(c)(9)(C) of the Code to incur unrelated business taxable income as defined in Section 512-514 of the Code.

                                  ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1  Limitation of Liability.  The Limited Partners shall have no
                   -----------------------
liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.
          ------------

      Section 8.2  Management of Business.  No Limited Partner or Assignee
                   ----------------------
(other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3  Outside Activities of Limited Partners.  Subject to any
                   --------------------------------------
agreements entered into pursuant to Section 7.6(e) hereof and subject to any
                                    --------------
other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, the following rights shall govern outside activities of Limited Partners: (a) any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership; (b) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee; (c) none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person; (d) the fact that a Limited Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (e) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Limited Partner or any Affiliate of a Limited Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purhcase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any persons who have transacted business with the Partnership or other third parties.

      Section 8.4  Priority Among Limited Partners.  No Partner (Limited or
                   -------------------------------
General) or Assignee shall have priority over any other Partner (Limited or General) or Assignee either as to the return of Capital Contributions or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

      Section 8.5  Rights of Limited Partners Relating to the Partnership.
                   ------------------------------------------------------

           (a) Copies of Business Records.  In addition to other rights provided
               --------------------------
     by this Agreement or by the Act, and except as limited by Section 8.5(c)
                                                               --------------
     hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

               (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

               (2) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Partnership Year;

               (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

               (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

               (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a partner.

           (b) Notification of Changes in Unit Adjustment Factor. The
               -------------------------------------------------
     Partnership shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within 10 Business Days of the date such change becomes effective.

          (c) Confidential Information.  Notwithstanding any other provision of
              ------------------------
this Section 8.5, the General Partner may keep confidential from the Limited
     -----------
Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any Partnership information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

          (d) Debt Allocation.  C-M Holdings L.P. shall have the option, to the
              ---------------
extent of indebtedness available for such purpose, of guaranteeing on a "bottom dollar basis," an amount of indebtedness of the Partnership or any successor thereto, as is necessary from time to time to provide an allocation of debt to C-M Holdings L.P. equal to the amount of debt then required to be allocated to C-M Holdings L.P. to enable C-M Holdings L.P. to avoid recognizing gain pursuant to Section 731(a)(1) of the Code as a result of a deemed distribution of money to C-M Holdings L.P. pursuant to Section 752(b) of the Code. The General Partner may, in its discretion, permit other Limited Partners to provide similar guarantees from time to time.

      Section 8.6  Redemption Right.
                   ----------------

           (a) General.  Notwithstanding the provisions of Section 4.2(e), the
               -------                                     --------------
     General Partner may satisfy the Conversion Right exercised by a Converting Partner set forth in a Notice of Conversion by paying to such Converting Partner the Redemption Amount on the Specified Conversion Date, whereupon the General Partner shall acquire the Partnership Units to be exchanged by such Converting Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. The General Partner may elect to pay the Redemption Amount for Partnership Units only upon a receipt of a Notice of Conversion. In the event the General Partner shall exercise its right to satisfy the Conversion Right in the manner described in this Section 8.6(a), the Partnership shall have no obligation to pay any
             --------------
     amount to the Converting Partner with respect to such Converting Partner's exercise of the Conversion Right, and each of the Converting Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Converting Partner as a sale of the Converting Partner's Partnership Units to the General Partner for Federal income tax purposes. Each Converting Partner which the General Partner has elected to pay the Redemption Amount agrees to execute such documents as the General Partner may reasonably require in connection with the payment of the Redemption Amount.

           (b) Where Delivery of Common Shares Prohibited. Notwithstanding the
               ------------------------------------------
     provisions of Section 4.2(e) and Section 8.6(a), a Partner shall not be
                   --------------     --------------
     entitled to exercise the Conversion Right pursuant to Section 4.2(e) if the
                                                           --------------
     delivery of Common Shares to such Partner on the Specified Conversion Date would be prohibited under the Declaration of Trust.

      Section 8.7  Notice for Certain Transactions.  In the event of (a) a
                   -------------------------------
dissolution or liquidation of the Partnership or the General Partner, (b) a merger, consolidation or combination of the Partnership or the General Partner with or into another Person (including the events set forth in Sections 11.2(c) and 11.2(d)), (c) the sale of all or substantially all of the assets of the Partnership or the General Partner, or (d) the transfer by the General Partner of all or any part of its interest in the Partnership, the General Partner shall give written notice thereof to each Limited Partner at least twenty (20) Business Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1  Records and Accounting.  The General Partner shall keep or
                   ----------------------
cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership
   -----------
in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the records so maintained are
                --------  -------
convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

      Section 9.2  Fiscal Year.  The fiscal year of the Partnership shall be the
                   -----------
                   calendar year.

      Section 9.3  Reports.
                   -------

              (a)  Annual Reports. As soon as practicable, but in no event later
                   --------------
     than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

              (b)  Quarterly Reports. As soon as practicable, but in no event
                   -----------------
     later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE X
                                  TAX MATTERS

      Section 10.1  Preparation of Tax Returns.  The General Partner shall
                    --------------------------
arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the General Partner and the Limited Partners for Federal and state income tax reporting purposes.

      Section 10.2  Tax Elections.  Except as otherwise provided herein, the
                    -------------
General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code including, without limitation, the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.


      Section 10.3  Tax Matters Partner.
                    -------------------

           (a) General.  The General Partner shall be the "tax matters partner"
               -------
     of the Partnership for Federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such
                                               --------  -------
     information is provided to the Partnership by the Limited Partners. The Limited Partners shall provide such information to the Partnership as the General Partner shall reasonably request.

           (b) Powers.  The tax matters partner is authorized, but not required:
               ------

               (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
     (b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

               (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

               (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

               (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

               (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

               (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be
                                      -----------
     fully applicable to the tax matters partner in its capacity as such.

           (c) Reimbursement.  The tax matters partner shall receive no
               -------------
     compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.4  Organizational Expenses.  The Partnership shall elect to
                   -----------------------
deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     Section 10.5  Withholding.  Each Limited Partner hereby authorizes the
                   -----------
Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay
     -------------
any amounts owed to the Partnership pursuant to this Section 10.5 when due, the
                                                     ------------
General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the
    -------------------
maximum lawful rate) from the date such amount is due (i.e., 15 days after
                                                       ----
demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                       TRANSFERS, WITHDRAWALS AND LOCK-UP

      Section 11.1  Transfer.
                    --------

               (a) Definition. The term "transfer," when used in this Article XI
                   ----------
     with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any Conversion of Partnership Units by a Limited Partner pursuant to Section 4.2(e) or
                                                        --------------
     acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6(a).
                         --------------

               (b) Requirements. No Partnership Interest shall be transferred,
                   ------------
     in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

      Section 11.2 Transfer of General Partner's Partnership Interest.
                   --------------------------------------------------

               (a) General. The General Partner may not transfer any of its
                   -------
     General Partnership Interest or withdraw as General Partner except as provided in Section 11.2(b) or in connection with a transaction described
                 ---------------
     in Section 11.2(c).
        ---------------

               (b) Transfer to Partnership or Holder of Common Shares. The
                   --------------------------------------------------
     General Partner may transfer Partnership Interests held by it either to the Partnership in accordance with Section 7.5(b) hereof or to a purported
                                    --------------
     holder of Common Shares in accordance with the provisions of Article 3 of the Declaration of Trust relating to "Excess Shares" (as such term is defined in the Declaration of Trust).

               (c) Transfer in Connection With Reclassification,
                   ----------------------------------------------
     Recapitalization, or Business Combination Involving General Partner. Except
     -------------------------------------------------------------------
     as otherwise provided in Section 11.2(d), the General Partner shall not
                              ---------------
     engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Unit Adjustment Factor") ("Transaction"), unless (i) under
                                               -----------
     the terms of the Transaction, Limited Partners will not engage in a sale or exchange for Federal income tax purposes of their Partnership Units, or
     (ii) as a result of such Transaction all Limited Partners either will receive, or will have the right to receive, for each Partnership Unit (after application of the Unit Adjustment Factor and without taking into account any tax considerations) an amount of cash, securities, or other property equal to, without taking into account any tax considerations, the greatest amount of cash, securities or other property paid to a holder of one Common Share in consideration of one Common Share at any time during the period from and after the date on which the Transaction is consummated; provided, however, if, in connection with the Transaction, a purchase,
     --------  -------
     tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding Common Shares, the holders of Partnership Units shall receive the greatest amount of cash, securities, or other property which a Limited Partner would have received had it exercised the Conversion Right and received Common Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer.

               (d) Merger Involving General Partner Where Surviving Entity's
                   ---------------------------------------------------------
     Assets Contributed to Partnership. Notwithstanding Section 11.2(c), the
     ---------------------------------                  ---------------
     General Partner may merge with another entity if, under the terms of the transaction, Limited Partners will not engage in a sale or exchange for Federal income tax purposes and immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the 704(c) Value of the assets so contributed.

      Section 11.3  Limited Partners' Rights to Transfer.
                    ------------------------------------

               (a) General.  Subject to the remaining provisions of this Section
                   -------                                               -------
     11.3 as well as Sections 11.4 and 11.7, a Limited Partner may transfer all
     ----                    -----     ----
     or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner. In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

               (b) Incapacitated Limited Partners. If a Limited Partner is
                   ------------------------------
     subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               (c) Transfers Contrary to Securities Laws. The General Partner
                   -------------------------------------
     may prohibit any transfer otherwise permitted under Section 11.3 by a
                                                         ------------
     Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

           (d) Transfers Resulting in Corporation Status; Transfers Through
               ------------------------------------------------------------
     Established Securities or Secondary Markets.  No transfer by a Limited
     -------------------------------------------
     Partner of his Partnership Units (or any economic or other interest, right or attribute therein) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
     Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, (x) no interests in the Partnership shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933 (the "1933 Act"), and to the extent such interests were not required to be registered under the 1933 Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such issuances would not have been required to be registered under the 1933 Act if the interests so offered or sold had been offered and sold within the United States, (y) any admission (or purported admission) of a Partner and any transfer or assignment (or purported transfer or assignment) of all or part of a Partner's interest (or any interest or right or attribute therein) in the Partnership, whether to another Partner or to a third party, shall not be effective, and any such transfer or assignment (or purported transfer or assignment) shall be void ab initio, and no person shall otherwise become a Partner if (A) at the
     -- ------
     time of such transfer or assignment (or purported transfer or assignment) any interest in the Partnership (or economic interest therein) is traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof or (B) after such transfer or assignment (or purported transfer or assignment) the Partnership would have more than 100 Partners. For purposes of clause (A) of the preceding sentence and clause (ii) above, an established securities market is a national securities exchange that is either registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the 1934 Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (A) and clause (ii) above, interests in the Partnership (or interests therein) are readily tradeable on a secondary market or the substantial equivalent thereof if (i) interests in the Partnership (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Partnership (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the Partnership has a readily available, regular, and ongoing opportunity to sell or exchange such interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the Partnership (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and (iii) of this sentence. For purposes of determining whether the Partnership will have more than 100 Partners, each person indirectly owning an interest in the Partnership through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Partner unless the General Partner determines in its sole and absolute discretion that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Partnership. Notwithstanding anything to the contrary in this Section 11.3(d), the exercise of the Conversion Right by a Limited Partner will not be subject to the restrictions set forth in this
     Section 11.3(d).

           (e) Transfers to Holders of Nonrecourse Liabilities.  No transfer or
               -----------------------------------------------
     pledge of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the

     General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under
     Section 752 of the Code.

      Section 11.4  Substituted Limited Partners.
                    ----------------------------

                (a) Consent of General Partner Required. A Limited Partner shall
                    -----------------------------------
     have the right in its discretion to substitute a transferee as a Limited Partner in his place, in which event such substitution shall occur if the Limited Partner so provides; provided however, any transferee desiring to become a Substituted Limited Partner must furnish to the General Partner
     (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

                (b) Rights and Duties of Substituted Limited Partners. A
                    -------------------------------------------------
     transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                (c) Amendment of Exhibit A.  Upon the admission of a Substituted
                    ----------------------
     Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

      Section 11.5  Assignees.  If a Limited Partner, in its sole and absolute
                    ---------
discretion, does not provide for the admission of any permitted transferee under

Section 11.4(a) as a Substituted Limited Partner, as described in Section 11.4,
---------------                                                   ------------
such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted).
In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      Section 11.6 General Provisions.
                   ------------------

               (a) Withdrawal of Limited Partner. No Limited Partner may
                   -----------------------------
     withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to Conversion of all of its Partnership Units under Section 4.2(e) or the redemption of its Partnership Units
                 -------------
     under Section 8.6(a).
           --------------

                (b) Transfer of All Partnership Units by Limited Partner.  Any
                    ----------------------------------------------------
     Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to the Conversion Rights of all of its Partnership Units under Section 4.2(e) or
                                                             --------------
     pursuant to redemption of all of its Partnership Units under Section 8.6(a)
                                                                  --------------
     shall cease to be a Limited Partner.

                (c) Timing of Transfers. Transfers pursuant to this Article XI
                    -------------------
     may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                (d) Allocation When Transfer Occurs. If any Partnership Interest
                    -------------------------------
     is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or converted pursuant to Section 4.2(e) or redeemed pursuant to Section 8.6(a), Net
                 --------------                         --------------
     Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, based on the portion of the year for which the transferor Partner and the transferee Partner were Partners. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash with Partnership Record Dates thereafter shall be made to the transferee Partner.

      Section 11.7  Lock-up Agreement.
                    -----------------

               (a) Lock-up Period. Each of the Limited Partners who is a Limited
                   --------------
     Partner as of the closing of the initial public offering of the Common Shares hereby agrees that, except as set forth in Section 11.7(b), from the
                                                       ---------------
     Effective Date until one year, except such period shall be two years in the case of any Limited Partner which is a partner of either Cabot Partners Limited Partnership (a Massachusetts limited partnership) or C-M Holdings Limited Partnership (a Massachusetts limited partnership) (or any permitted transferee thereof as provided herein), following the Effective Date (the "Lock-up Period"), without the prior written consent of the General
     ----------------
     Partner, it will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively,

     "Dispose of"), any Shares or Partnership Units (the "Lock-up"). Each
     ------------                                         --------
     Limited Partner agrees to be bound by the Registration Rights and Lock-up Agreement and specifically authorizes the General Partner as its attorney-in-fact to execute the Registration Rights and Lock-up Agreement on its behalf.

           (b) Exceptions.  The following transfers of Shares or Partnership
               ----------
     Units shall not be subject to the Lock-up set forth in Section 11.7(a):
                                                            ---------------

               (1) a Limited Partner who is a natural person may Dispose of Shares or Partnership Units to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Limited Partner retain the entire beneficial interest;

               (2) a Limited Partner who is a natural person may Dispose of Shares or Partnership Units on his or her death to such Limited Partner's estate, executor, administrator or personal representative or to such Limited Partner's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

               (3) a Limited Partner that is a corporation, partnership, trust or other business entity may (A) Dispose of Shares or Partnership Units to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Limited Partner or by a Person or Persons that directly or indirectly wholly owns and controls such Limited Partner or (B) Dispose of Shares or Partnership Units by distributing such Shares or Partnership Units in a merger, liquidation, dissolution, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners;

               (4) a Limited Partner that is a master pension or profit sharing trust or a group trust may Dispose of Shares or Partnership Units to one or more of its participating trusts or to a successor trustee;

               (5) a Limited Partner may Dispose of Shares or Partnership Units as a bona fide gift; and

               (6) a Limited Partner may Dispose of Shares or Partnership Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

provided, however, that in the case of any transfer of Shares or Partnership
--------  -------
Units pursuant to clauses (1), (3) and (4), the transfers shall each be effected pursuant to a bona fide exemption under the 1933 Act, as amended.

In the event any Limited Partner Disposes of Shares or Partnership Units described in this Section 11.7(b) during the Lock-up Period, such Shares or
                  ---------------
Partnership Units shall be subject to this Section 11.7 and the Registration
                                           ------------
Rights and Lock-up Agreement and, as a condition of the validity of such disposition, the transferee (and any pledgee who acquires Shares or Partnership Units upon foreclosure or any transferee thereof) shall be required to execute and deliver a counterpart of this Agreement and the Registration Rights and Lock-up Agreement. Thereafter, such transferee shall be deemed to be a "Holder" for purposes of the Registration Rights and Lock-up Agreement.

                                  ARTICLE XII
                             ADMISSION OF PARTNERS

      Section 12.1 Admission of Successor General Partner.  A successor to all
                   --------------------------------------
of the General Partner's General Partnership Interest pursuant to Section 11.2
                                                                  ------------
hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

      Section 12.2 Admission of Additional Limited Partners.
                   ----------------------------------------

               (a) General.  A Person who makes a Capital Contribution to the
                   -------
     Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

               (b) Consent of General Partner Required. Notwithstanding anything
                   -----------------------------------
     to the contrary in this Section 12.2, no Person shall be admitted as an
                             ------------
     Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      Section 12.3  Amendment of Agreement and Certificate.  For the admission
                    --------------------------------------
to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI hereof.

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

      Section 13.1  Dissolution.  The Partnership shall not be dissolved by the
                    -----------
admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Events of Dissolution"):
                                                      ---------------------

           (a) Expiration of Term--the expiration of its term as provided in
               ------------------
     Section 2.5 hereof;
     -----------

           (b) Withdrawal of General Partner--an event of withdrawal of the
               -----------------------------
     General Partner, as defined in the Act, unless, within 90 days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

           (c) Dissolution Prior to 2097--from and after the date of this
               -------------------------
     Agreement through December 31, 2097, with the Consent of a majority of the Percentage Interests of the Limited Partners, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

           (d) Judicial Dissolution Decree--entry of a decree of judicial
               ---------------------------
     dissolution of the Partnership pursuant to the provisions of the Act;

           (e) Sale of Partnership's Assets--the sale or disposition of all or
               ----------------------------
     substantially all of the assets and properties of the Partnership;

           (f) Merger--the merger or other combination of the Partnership with
               ------
     or into another entity;

           (g) Bankruptcy or Insolvency of General Partner--the General Partner
               -------------------------------------------

               (1)  makes an assignment for the benefit of creditors;

               (2)  files a voluntary petition in bankruptcy;

               (3) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

               (4) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

               (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

               (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties; or

           (h) Readjustment, etc.  One hundred and twenty (120) days after the
               -----------------
     commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the General Partner's consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

      Section 13.2  Winding Up.
                    ----------

           (a) General.  Upon the occurrence of an Event of Dissolution, the
               -------
     Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall
                                                             ----------
     be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

               (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner; and

               (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

          The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

           (b) Where Immediate Sale of Partnership's Assets Impractical.
               --------------------------------------------------------
     Notwithstanding the provisions of Section 13.2(a) hereof which require
                                       ---------------
     liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or, with the Consent of the Partners holding a majority of the Partnership Units, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section
                                                                         -------
     13.2(a) hereof, undivided interests in such Partnership assets as the
     -------
     Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      Section 13.3 Compliance with Timing Requirements of Regulations; Allowance
                   -------------------------------------------------------------
                   for Contingent or Unforeseen Liabilities or Obligations.
                   -------------------------------------------------------

          (a) Liquidation. Notwithstanding anything to the contrary in this
              -----------
Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this
Article XIII may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

          (b) Deficit Balance of General Partner.  Notwithstanding anything to
              ----------------------------------
the contrary in this Agreement, (i) if the General Partner has a deficit balance in its Capital Account following the liquidation (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)) of its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than any adjustment for a capital contribution of the General Partner made pursuant to this sentence), the General Partner shall make a capital contribution to the Partnership in an amount equal to such deficit balance by the end of the Partnership taxable year during which such liquidation occurs (or, if later, within 90 days after date of such liquidation); and (ii) such capital contribution made pursuant to clause (i) of this Section 13.3(b) shall be distributed or utilized as provided in Section 13.3 or 13.4.


      Section 13.4 Deemed Distribution and Recontribution. Notwithstanding any
                   --------------------------------------
other provision of this Article XIII (but subject to Section 13.3(b)), in the
                                                     ---------------
event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

      Section 13.5 Rights of Limited Partners.  Except as specifically provided
                   --------------------------
in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

      Section 13.6 Notice of Dissolution.  In the event an Event of Dissolution
                   ---------------------
or an event occurs that would, but for provisions of Section 13.1, result in a
                                                     ------------
dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

      Section 13.7 Cancellation of Certificate of Limited Partnership.  Upon the
                   --------------------------------------------------
completion of the liquidation of the Partnership as provided in Section 13.2
                                                                ------------
hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.8  Reasonable Time for Winding-Up.  A reasonable time shall be
                    ------------------------------
allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof,
                                                          ------------
in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.  Amendments.
                   ----------

           (a) General.  Amendments to this Agreement may be proposed by the
               -------
     General Partner or by any Limited Partners holding 25 percent or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section
                                                                  -------
     14.1(b), 14.1(c) or 14.1(d), a proposed amendment shall be adopted and be
     -------  -------    -------
     effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners.

           (b) General Partner's Power to Amend.  Notwithstanding Section
               --------------------------------                   -------
     14.1(a), the General Partner shall have the power, without the consent of
     -------
     the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (1) to add to the obligations of the General Partner or surrender for the benefit of the Limited Partners any right or power granted to the General Partner or any Affiliate of the General Partner;

               (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (3) to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
     Section 4.2(b) hereof;
     --------------

               (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

               (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

          The General Partner will provide notice to the Limited Partners when any action under this Section 14.1(b) is taken.
                           ---------------

           (c) Consent of Adversely Affected Partner Required. Notwithstanding
               ----------------------------------------------
     Section 14.1(a) and Section 14.1(b) hereof, this Agreement shall not be
     ---------------     ---------------
     amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article V, or the allocations specified in Article VI (except as permitted pursuant to Section 4.2 and Section 14.1(b)(3) hereof), (iv)
                              -----------     ------------------
     alter or modify the Conversion Right or the Redemption Amount as set forth in Sections 4.2(e), 8.6 and 11.2(b), and related definitions hereof, (v)
        ---------------  ---     -------
     cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, (vi) amend this Section 14.1(c) or (vii) amend
     ------------    ----                  ---------------
     Article VI or any definition used therein that would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code. Further, no amendment may alter the restrictions on the General Partner's authority set forth in

     Section 7.3 without the Consent specified in that section.
     -----------

           (d) When Consent of Majority of Limited Partnership Interests
               ---------------------------------------------------------
     Required.  Notwithstanding Section 14.1(a) hereof, the General Partner
     --------                   ---------------
     shall not amend Section 4.2(b), the second sentence of Section 7.1(a),
                     --------------                         --------------
     Sections 7.5, 7.6, 7.8, 11.2, and 13.1(c), this Section 14.1(d) or Section
     ------------  ---  ---  ----      -------       ---------------    -------
     14.2 without the Consent of two-thirds of the Percentage Interests of the
     ----
     Limited Partners.

      Section 14.  Meetings of the Partners.
                   ------------------------

               (a) General. Meetings of the Partners may be called by the
                   -------
     General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1
                                                                 ------------
     hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

           (b) Informal Action.  Any action required or permitted to be taken at
               ---------------
     a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

           (c) Proxies.  Each Limited Partner may authorize any Person or
               -------
     Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

           (d) Conduct of Meeting.  Each meeting of Partners shall be conducted
               ------------------
     by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS

      Section 15.1 Addresses and Notice.  All notices and demands under this
                   --------------------
Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three (3) days following the date so mailed. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

      Section 15.2 Titles and Captions.  All article or section titles or
                   -------------------
captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 Pronouns and Plurals.  Whenever the context may require, any
                   --------------------
pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 Further Action.  The parties shall execute and deliver all
                   --------------
documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 Binding Effect.  This Agreement shall be binding upon and
                   --------------
inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 Waiver of Partition.  The Partners hereby agree that the
                   -------------------
Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

      Section 15.7 Entire Agreement.  This Agreement constitutes the entire
                   ----------------
agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Article XIV.

      Section 15.8 Securities Law Provisions.  The Partnership Units have not
                   -------------------------
been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of Article XI hereof, have been complied with.

      Section 15.9 Remedies Not Exclusive.  Any remedies herein contained for
                   ----------------------
breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

      Section 15.10 Time.  Time is of the essence of this Agreement.
                    ----

      Section 15.11 Creditors. None of the provisions of this Agreement shall be
                    ---------
for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      Section 15.12 Waiver.  No failure by any party to insist upon the strict
                    ------
performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.13 Execution Counterparts.  This Agreement may be executed in
                    ----------------------
counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.14  Applicable Law.  This Agreement shall be construed in
                     --------------
accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.15 Invalidity of Provisions. If any provision of this Agreement
                    ------------------------
is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                  ARTICLE XVI
                               POWER OF ATTORNEY

      Section 16.1  Power of Attorney.
                    -----------------

          (a)      Scope. Each Limited Partner and each Assignee constitutes and
                   -----
     appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, publish, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

          Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

           (b) Irrevocability.  The foregoing power of attorney is hereby
               --------------
     declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership of Cabot Industrial Properties, L.P. as of the date first written above.

                              GENERAL PARTNER:

                              Cabot Industrial Trust

                              By: ___________________________
                              Name: Robert E. Patterson
                              Title:  President

                              WITHDRAWING INITIAL LIMITED PARTNER:


                              ________________________________
                              Name: Ferdinand Colloredo-Mansfeld

                              LIMITED PARTNERS:

                              Name of Limited Partner:

                              ________________________________

                              By: ____________________________
                              Name:
                              Title:


                                   EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS


Name and Address     Agreed Value of       Partnership  Percentage
of Partner           Contributed Property     Units      Interest
------------------   --------------------  -----------  ----------


General Partner
---------------

Cabot Industrial Trust



Limited Partners
----------------


Total



                                   EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS

                                                                  Taxpayer        Agreed Value of       Partnership     Percentage
Name and Address of Partner                                         ID No       Contibuted Property        Units         Interest
---------------------------                                       --------      -------------------     -----------     ----------
General Partner
---------------

Cabot Industrial Trust                                             04-3397866        371,734,280         18,586,714        42.75%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Limited Partner
---------------

Chase Manhattan Bank as Directed Trustee for                       13-6353801        204,924,880         10,246,244        23.57%
  the IBM Retirement Plan Trust
One Chase Manhattan Plaza
New York, New York 10005

The Board of Trustees of The Leland Stanford Junior University    94-115-6365         47,358,460          2,367,923         5.45%
Director of Real Estate Investments
Stanford Management Company
27770 Sand Hill Road
Menlo Park, California 94025

Commonwealth of Pennsylvania Public School Employees'              23-1739115        110,039,460          5,502,973        12.66%
  Retirement System
5 North 5th Street
Harrisburg, Pensylvania 17108

Ronis & Co.                                                        13-6601287         75,291,580          3,764,579         8.66%
C/o Bankers Trust Company
14 Wall Street
4th Floor, Window 61
New York, New York 10005
Account@BTCO 098888

The Four B's                                                       22-2267776         14,340,320            717,016         1.65%
c/o Vineland Construction Co
71 W. Park Avenue
Vineland, New Jersey 08360
                                                                                                                            1.08%
C-M Holdings Limited Partnership                                   04-3059820          9,399,280            469,964
Two Center Plaza, Suite 200
Boston, Massachusetts 02108
                                                                                                                            1.99%
Ferdinand Collorado-Mansfeld                                      ###-##-####         17,272,320            863,626
Two Center Plaza, Suite 200
Boston, Massachusetts 02108
                                                                                                                            0.03%
Cabot Realty Advisors Corporation                                  04-3098072            243,230             12,166
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Robert E. Paterson                                                ###-##-####          2,571,830            128,590         0.30%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Howard Hodgeon
Two Center Plaza, Suite 200                                       ###-##-####            729,980             36,499         0.08%
Boston, Massachusetts 02108

                                                                  Taxpayer        Agreed Value of       Partnership     Percentage
Name and Address Of Partner                                         ID No       Contibuted Property        Units         Interest
---------------------------                                       --------      -------------------     -----------     ----------
Neil Waimer                                                       ###-##-####          729,980             36,499          0.08%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Andrew Ebbott                                                     ###-##-####          729,980             36,499          0.08%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Eugene Reilly                                                     ###-##-####          680,320             30,416          0.07%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Franz Collorado-Manfeld                                           ###-##-####          425,820             21,291          0.05%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Peter Tague                                                       ###-##-####          608,320             30,416          0.07%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

John Malloy                                                       ###-##-####          608,320             30,416          0.07%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Gerald [ILLEGIBLE]                                                ###-##-####          182,480              9,124          0.02%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

James W. Kanyon                                                   ###-##-####          969,560             48,478          0.11%
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Lhra Gund                                                         ###-##-####          651,340             32,567          0.07%
14 Nassau Street
Princeton, New Jersey 08540

Gordon Gund                                                       ###-##-####        1,296,880             64,844          0.15%
14 Nassau Street
Princeton, New Jersey 08540

Gordon Gund, as of 1/197 (GIC II)                                 22-2924256           373,980             18,699          0.04%
14 Nassau Street
Princeton, New Jersey 08540

Grant A. Gund                                                     ###-##-####          325,680             16,284          0.04%
14 Nassau Street
Princeton, New Jersey 08540

Gordon Z. Gund                                                    ###-##-####          325,680             16,284          0.04%
14 Nassau Street
Princeton, New Jersey 08540

George Gund Trust C-1                                             34-6506520         1,629,660             81,483          0.19%
c/o Gordon Arnold-Key Corp.
127 Public Square, Floor 17
Cleveland, Ohio 44114

George Gund Trust C-2                                             34-6506521         1,629,660             81,483          0.19%
c/o Gordon Arnold-Key Corp.
127 Public Square, Floor 17
Cleveland, Ohio 44114


                                                  Taxpayer           Agreed Value of       Partnership    Percentage
Name and Address of Partner                         ID No          Contributed Property       Units        Interest
-----------------------------------------       --------------    ----------------------   ------------   -----------
Elmore Paterson Partners L.P.                     13-3114507              138,500               6,925         0.02%
c/o [ILLEGIBLE] Partners
1 Palmer Square
Princeton, New Jersey 08542

The Raymond Children's Trust of 1981              04-6341108            1,629,660              81,483         0.19%
c/o Joseph Bruer, Crug & Macauley
100 Atlantic Avenue
Boston, Massachussets 02210

Robert M. Angland                                ###-##-####            2,710,300             135,515         0.30%
2 Old Meadow Road
Dover, Massachussets 02030
                                                                   --------------       -------------    ---------
Total                                                                 $69,500,000          43,475,000       100.00%



                                   EXHIBIT B
                         VALUE OF CONTRIBUTED PROPERTY



Underlying Property                Basis           Agreed Value
-------------------                -----           ------------


                                   EXHIBIT B
                         VALUE OF CONTRIBUTED PROPERTY

        Underlying Property                     Agreed Value of Property              704(c) Value (1)
        -------------------                     ------------------------              ----------------
West Coast Industrial LLC
-------------------------

2350 Artesia Avenue                                    $2,311,369                         $2,311,369
Fullerton, CA

2330 Artesia Avenue                                    $1,937,615                         $1,937,615
Fullerton, CA

2337 Commonwealth Avenue                               $1,967,122                         $1,967,122
Fullerton, CA

6030 Avenida Encinas                                   $7,229,174                         $7,229,174
Carlsbad, CA

3200 Road Avenue                                       $3,904,737                         $3,904,737
West Sacramento, CA

3250 Road Avenue                                       $3,816,217                         $3,816,217
West Sacramento, CA

1212 E. Howell Avenue                                  $1,062,246                         $1,062,246
Anaheim, CA

1222 E. Howell Avenue                                  $3,393,286                         $3,393,286
Anaheim, CA

6020 Avenida Encinas                                   $6,107,914                         $6,107,914
Carlsbad, CA

C-M Holdings Properties                                $9,399,279                         $9,399,279
-----------------------

8055 N State Rd #9                                             --                                 --
Howe, IN

75 John Hancock Road                                           --                                 --
Taurmoc, MA

3710 Sysco Court                                               --                                 --
Grand Rapids, MI

555 Industrial Drive                                           --                                 --
Madison, MS

U.S. Hwy. 74 & 1902 Airport Rd.                                --                                 --
Monroe, NC

5045 Ritter Rd #15                                             --                                 --
Machanicsburg, PA

----------
(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.

        Underlying Property                     Agreed Value of Property              704(c) Value (1)
        -------------------                     ------------------------              ----------------
CP REPROP Corp.
---------------

601 South 55th Avenue                                  $2,272,026                         $2,272,026
Phoenix, AZ

431 North 47th Avenue                                  $4,130,956                         $4,130,956
Phoenix, AZ

4 South 84th Ave.                                      $7,484,899                         $7,484,899
Tolleson, AZ

602 South 63rd Ave.                                    $5,006,325                         $5,006,325
Phoenix, AZ

101 N. 104th Ave.                                      $7,199,666                         $7,199,666
Tolleson, AZ

13333 Lakefront Drive                                  $6,402,982                         $6,402,982
Earth City, MO

3800 Twin Creek Drive                                  $4,101,449                         $4,101,449
Columbus, OH

2700 International Steet                               $3,157,231                         $3,157,231
Columbus, OH

3965 Pilot Drive                                       $7,602,926                         $7,602,926
Memphis, TN

CP Investment Properties, Inc.
------------------------------

515 East Dyer Road                                    $14,448,507                        $14,448,507
Santa Ana, CA

185 Valley Drive                                       $1,199,944                         $1,199,944
Brisbane, CA

105-115 Park Lane                                      $2,665,450                         $2,665,450
Burbank, CA

204 Valley Drive                                         $629,479                           $629,479
Burbank, CA

41-43 Park Lane                                        $1,140,930                         $1,140,930
Brisbane, CA

60 Park Lane                                           $2,321,203                         $2,321,203
Brisbane, CA

120 Park Lane                                          $1,976,957                         $1,976,957
Brisbane, CA

235 Valley Drive                                       $1,760,574                         $1,760,574
Brisbane, CA

280 Old Country Rd.                                    $1,662,218                         $1,662,218
Brisbane, CA

50-58 Cyprus Lane                                      $2,094,984                         $2,094,984
Brisbane, CA

----------
(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.


        Underlying Property                       Agreed Value of Property          704(c) Value (1)
        -------------------                       ------------------------          ----------------
145 Park Lane                                             $3,206,408                    $3,206,408
Burbank, CA

165 Valley Drive                                          $1,170,437                    $1,170,437
Burbank, CA

1291 & 1391 South Vintage Ave.                           $15,707,465                   $15,707,465
Ontario, CA

280 Valley Drive                                          $1,996,628                    $1,996,628
Brisbane, CA

30955 Huntwood, Ave.                                      $4,553,886                    $4,553,886
Hayward, CA

91-99 Park Lane                                           $2,073,313                    $2,073,313
Brisbane, CA

150-159 Park Lane                                         $1,327,807                    $1,327,807
Brisbane, CA

5401 East Jurupa St.                                      $3,855,558                    $3,855,558
Ontario, CA

40 Papas Farm Road                                        $8,163,554                    $8,163,554
Mitford, CT

4500 Western Avenue                                       $3,334,271                    $3,334,271
Lisle, IL

6220 West 73rd St.                                       $10,425,744                   $10,425,744
Bedford Park, IL

777 Mark Street                                           $9,117,608                    $9,117,608
Wood Dale, IL

6112 West 73rd St.                                        $6,589,837                    $6,589,837
Bedford Park, IL

1155 Harvester Drive                                      $7,111,144                    $7,111,144
Chicago, IL

2400 Arthur Avenue                                        $7,209,500                    $7,209,500
Elk Grove, IL

6100 West 73rd St.                                        $6,658,706                    $6,658,706
Bedford Park, IL

7453 Empire Drive                                         $2,950,682                    $2,950,682
Florence, KY

19 Technology Drive                                       $2,035,971                    $2,035,971
Auburn, MA

114 First Avenue                                          $7,327,528                    $7,327,528
Needham, MA

7970 Tar Bay Drive                                        $7,848,815                    $7,848,815
Jessup, MD

(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.


        Underlying Property                       Agreed Value of Property          704(c) Value (1)
        -------------------                       ------------------------          ----------------
8332 Bristol Court                                        $3,481,805                    $3,481,805
Jessup, MD

7951 Oceano Avenue                                        $9,461,854                    $9,461,854
Jessup, MD

8306 [ILLEGIBLE] Range Rd.                                $3,403,120                    $3,403,120
Jessup, MD

302 Birch Creek Rd.                                       $8,143,883                    $8,143,883
Bridgeport, NJ

912 113th Street                                          $2,537,587                    $2,537,587
Arlington, TX

850 North Lake Drive                                      $5,724,324                    $5,724,324
Coppell, TX

455 Airline Drive                                         $2,508,080                    $2,508,080
Coppell, TX

2055 Diplomat Drive                                       $2,567,094                    $2,567,094
Carrolton, TX

555 Airline Drive                                         $4,691,585                    $4,691,585
Coppell, TX

Oakville Industrial Park                                 $19,838,420                   $19,838,420
Alexandria, VA

The Four B's
------------

2000 Landstreet Rd.                                      $14,340,320                   $14,340,320
Orlando, FL

Knickerbocker Properties
------------------------

8170 Holton Drive                                        $10,288,045                   $10,288,045
Erlanger, KY

10810 Reames Road                                         $3,255,586                    $3,255,586
Charlotte, NC

7600 Kingspointe Pkwy                                     $3,334,271                    $3,334,271
Orlando, FL

1812 Hugh Grove Lane                                      $3,853,887                    $3,853,887
Naperville, IL

4 South Middlesex Ave.                                    $6,993,117                    $6,993,117
Monroe Township, NJ

21 South Middlesex Ave.                                   $8,016,020                    $8,016,020
Monroe Township, NJ

500 [ILLEGIBLE] Street                                    $8,016,020                    $8,016,020
Franklin Township, NJ

Kent West Corp. Pk/Bldgs A-B                             $18,963,051                   $18,963,051
Kent, WA

(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.

        Underlying Property                       Agreed Value of Property          704(c) Value (1)
        -------------------                       ------------------------          ----------------
140 Ambassador Road                                       $7,927,500                    $7,927,500
Naperville, IL

555 Remington Street                                      $8,340,595                    $8,340,595
Bolingbrook, IL

329 Harrod Blvd.                                         $17,802,449                   $17,802,449
S. Brunswick Twsp., NJ

4650 Lake Forest Drive                                    $4,937,473                    $4,937,473
Blue Ash, OH

4750 Lake Forest Drive                                    $6,648,871                    $6,648,871
Blue Ash, OH

4601 Creek Road                                           $3,619,504                    $3,619,504
Blue Ash, OH

2201 Luna Road                                            $7,052,130                    $7,052,130
Carrolton, TX

The Prudential Insurance Company of America
-------------------------------------------

1777 Vintage Ave.                                         $9,294,650                    $9,294,650
Ontario, CA

1700 Westgate Pwy                                         $6,314,461                    $6,314,461
Fulton Co., GA

2550 John Glen Avenue                                     $6,747,228                    $6,747,228
Columbus, OH

World Park 259842 Int'l. Blvd.                            $6,461,995                    $6,461,995
Union Twp., OH

2626 Port Road                                            $4,681,750                    $4,681,750
Columbus, OH

World Park 249756 Int'l. Blvd.                            $5,557,119                    $5,557,119
Union Twp., OH

South Park 2 1910 Int'l Way                               $5,517,777                    $5,517,777
Hebron, KY

Keystone Property 106
---------------------

440 Madinah Rd.                                          $20,379,379                   $20,379,379
Chicago, IL

150 Pulaski St                                            $7,287,201                    $7,287,201
Bayonne, NY

201 Port Jersey Blvd                                      $7,130,815                    $7,130,815
Jersey City, NJ

150 Insdustrial Blvd.                                     $9,530,703                    $9,530,703
Jersey City, NJ

2 Colony Rd                                               $8,615,992                    $8,615,992
Jersey City, NJ

(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.


        Underlying Property                       Agreed Value of Property          704(c) Value (1)
        -------------------                       ------------------------          ----------------
107 Industrial Blvd.                                      $1,740,902                    $1,740,902
Jersey City, NJ

202 Port Jersey Blvd                                     $17,271,326                   $17,271,326
Jersey City, NJ

108 Industrial Blvd.                                      $5,163,694                    $5,163,694
Jersey City, NJ

1 Colony Rd.                                              $4,494,872                    $4,494,872
Jersey City, NJ

1616-1634 Westbelt Drive                                  $5,684,981                    $5,684,981
Columbus, OH

4401-4419 Equity Drive                                    $5,242,379                    $5,242,379
Columbus, OH

1901-1919 Dividend Drive                                  $4,248,982                    $4,248,982
Columbus, OH

4343 Equity Drive                                         $4,711,256                    $4,711,256
Columbus, OH

1999 Westbelt Drive                                       $8,556,978                    $8,556,978
Columbus, OH

State of Wisconsin Investment Board
-----------------------------------

602 S Rockefeller Ave                                     $5,478,433                    $5,478,433
Ontario, CA

9545 Santa Anna Avenue                                    $7,642,266                    $7,642,266
Rancho Cucamongo, CA

Pk VII 2901 Titan Row                                     $8,753,690                    $8,753,690
Orlando, FL

Pk VIII 2900 Titan Row                                   $12,786,288                   $12,786,288
Orlando, FL

Pk VI 7455-7488 Brokerage Dr                              $3,953,914                    $3,953,914
Orlando, FL

Pk III 8259 Exchange Dr                                   $3,124,351                    $3,124,351
Orlando, FL

Pk V 7550-7584 Brokerage Dr                               $4,917,803                    $4,917,803
Orlando, FL

Pk IV 7451-7469 Brokerage Dr                              $3,708,024                    $3,708,024
Orlando, FL

500 Memorial Dr                                           $6,825,911                    $6,825,911
Franklin Twsp, NJ

(1) The 704(c) Value will be equal to the amount shown plus the liabilities encumbering such property that are assumed by the Partnership at the time of contributions.

                                   EXHIBIT C
                              NOTICE OF CONVERSION



     The undersigned hereby irrevocably (a) elects to exercise its Conversion Right set forth in the Amended and Restated Agreement of Limited Partnership of Cabot Industrial Properties, L.P. (the "Partnership Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement), with respect to an aggregate of __________ Partnership Units, (b) surrenders such Partnership Units and all right, title and interest therein, and (c) directs that the Common Shares (or applicable Redemption Amount if so determined by the General Partner) deliverable upon exercise of the Conversion Right be delivered to the address specified below, and if Common Shares are to be delivered, such Common Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ____________


Name of Limited Partner:_________________________________________



                                  _____________________________
                                  (Signature of Limited Partner)


                                  -_____________________________
                                  (Street Address)

                                  ______________________________
                                  (City)     (State)  (Zip Code)

                                  Signature Guaranteed by:
                                  ______________________________



If Common Shares are to be issued, issue to:

Please insert social security or identifying number:


Name:

                                   EXHIBIT D
                            FORM OF UNIT CERTIFICATE


                                    Attached

                NON-NEGOTIABLE, NON-TRANSFERABLE, NON-ASSIGNABLE

                       CABOT INDUSTRIAL PROPERTIES, L.P.

     The undersigned hereby acknowledges that Units in Cabot Industrial Properties, L.P. (the "Partnership"), organized under the Revised Uniform Limited Partnership Act of the State of Delaware, are registered on the records of said Partnership in the amount and in the name set forth below:

 CERTIFICATE                         SOCIAL SECURITY OR TAXPAYER
    NUMBER       NAME AND ADDRESS        IDENTIFICATION NUMBER          NUMBER OF UNITS
--------------   ----------------    ---------------------------        ---------------

     This document has been issued solely to evidence that the above number of Units stands in the name of such holder of Units, as of the date appearing hereon, in the Partnership's Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), pursuant to Article IV of the Partnership Agreement, and does not grant or carry with it any rights to the income, profits or assets of the Partnership, such rights being derived solely from the Partnership Agreement. This document is NON-NEGOTIABLE, NON-TRANSFERABLE and NON-ASSIGNABLE. Assignment of Units can only be accomplished in accordance with the procedure set forth in the Partnership Agreement, and such assignment is subject to certain limitations contained in Articles IV and XI of the Partnership Agreement, including a provision that the substitution of any assignee of Units as a Limited Partner of the Partnership shall be subject to the consent of the General Partner, which consent may be granted or withheld in its sole discretion. Subject to Sections 8.6 and 11.7 of the Partnership Agreement, beginning one year after the Effective Date or earlier with the consent of the General Partner, a holder of Units has the right to exchange Units for Common Shares of the General Partner as provided in Section 4.2 of the Partnership Agreement. Subject to certain limited exemptions, Limited Partners are prohibited from offering, selling, contracting to sell or otherwise disposing of any Units or Common Shares obtained in exchange of Units for a period of one year from the Effective Date without the prior written consent of the General Partner. THIS DOCUMENT IS NOT A SECURITY UNDER THE APPLICABLE PROVISIONS OF THE UNIFORM COMMERCIAL CODE, AND NEGOTIATION, TRANSFER OR ASSIGNMENT OF INTERESTS CANNOT BE ACCOMPLISHED BY ANY ATTEMPT TO NEGOTIATE, TRANSFER OR ASSIGN THIS DOCUMENT. Copies of the Partnership Agreement may be obtained from the General Partner by contacting Cabot Industrial Trust, Two Center Plaza, Suite 200, Boston, Massachusetts, 02108, Attention: Secretary. Terms used herein have the meanings ascribed to such terms in the Partnership Agreement.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.



Date: ______________
                              ____________________________________
                                 Chief Executive Officer
                                 Cabot Industrial Trust
                                     General Partner

                                 FIRST AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CABOT INDUSTRIAL PROPERTIES, L.P.

            THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of April 29, 1999, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and BELAIR REAL ESTATE CORPORATION ("Belair") and BELCREST REALTY CORPORATION ("Belcrest").

            WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

            WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series B Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such Series B Preferred Units, (ii) to issue the Series B Preferred Units to Belair and Belcrest and admit Belair and Belcrest as Additional Limited Partners and (iii) to make certain other changes to the Partnership Agreement.

            NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

            Section 1. Definitions. For purposes of this Amendment, the term "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series B Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean, an amount equal to 8.625% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section
5.1 of the Partnership Agreement, of the stated value of $50 per Series B Preferred Unit, commencing on the date of issuance of such Series B Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

            Section 2. Designation and Number. A series of Partnership Units in the Partnership designated as the "8.625% Series B Cumulative Redeemable Preferred Units" (the "Series B Preferred Units") is hereby established. The number of Series B Preferred Units shall be 1,300,000.

            Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.625% of the original Capital Contribution per Series B Preferred Unit. In the event that on or prior to December 31, 1999 (i) the General Partner's senior unsecured debt shall have an unconditional, published, Standard & Poor's rating of at least "BBB" and (ii) neither Moody's nor any other rating agency with offices located in at least five (5) cities in the United States shall have in effect an unconditional, published, rating of the General Partner's senior unsecured debt which is lower than its rating for such senior unsecured debt as of the date hereof, then beginning on the date on which each of such foregoing conditions are met, the rate per annum shall be 8.50% of the original Capital Contribution per Series B Preferred Unit, in which case the designation of the Series B Preferred Units will change accordingly to reflect such new distribution rate; provided, that, if (y) either Moody's or any other rating agency with offices located in at least five (5) cities in the United States shall have in effect on December 31, 1999 an unconditional published rating of the General Partner's senior unsecured debt which is lower than its rating of such senior unsecured debt as of the date hereof or (z) a Standard & Poor's rating of at least "BBB" shall no longer be in effect on December 31, 1999, then the revised rate herein provided shall be void ab initio and the General Partner shall pay on December 31, 1999, in addition to the distribution due to the holders of the Series B Preferred Units, the difference between (1) the dividend that would have accrued at the original rate of 8.625% per annurn during the current and any prior quarterly distribution period and (2) the distribution that actually accrued during such distribution periods at the voided rate of 8.50% per annum. Promptly after January 1, 2000 the parties hereto shall execute, acknowledge and deliver or cause to be executed acknowledged and delivered all instruments and documents as may be reasonably necessary or desirable to memorialize the revised distribution rate. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 1999 and, (ii), in the event of (A) an exchange of Series B Preferred Units into Series B Preferred Shares, or (B) a redemption of

Series B Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred Unit Partnership Record Date").

            The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

      (b) Distributions Cumulative. Distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series B Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

      (c) Priority as to Distributions. (i) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series B Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Partnership Units ranking junior to the Series B Preferred Units as to distributions and upon liquidation, winding-up or dissolution, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series B Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series B Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Charter) or Junior Shares (as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Declaration of Trust of the General Partner (the "Charter") to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 4. Allocations. Sections 6.1(a) and 6.1(b)are hereby deleted and replaced by the following:

        (a) Net Income. After giving effect to the special allocations set forth in Section 6.2 through Section 6.4 below, Net Income shall be allocated:

            (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to
                  Section 6.1(b)(iii) below for all prior taxable years exceed Net Income previously allocated to the General Partner pursuant to this Section 6.1(a)(i) for all prior taxable years,

            (ii) second, to Partners holding any Partnership Interests that are entitled to any preference in distribution to the extent that Net Losses previously allocated to such holders pursuant to
                  Section 6.1(b)(ii) below for all prior taxable years exceed Net Income previously allocated to such Partners pursuant to this Section 6.1(a)(ii) for all prior taxable years,

            (iii) third, to Partners holding Partnership Units of a class not entitled to
                  preference in distribution to the extent that Net Losses previously allocated to such holders pursuant to Section 6.1(b)(i) below for all prior taxable years exceed Net Income previously allocated to such holders pursuant to this Section 6.1(a)(iii) for all prior taxable years,

            (iv) fourth, to Partners holding any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, Net Income equal to the excess of (x) the cumulative amount of preferred distributions such Partners are entitled to receive to the last day of the current taxable year or to the date of redemption or exchange, to the extent such Partnership Interests are redeemed or exchanged during such taxable year, over (y) the cumulative Net Income allocated to such Partners, pursuant to this Section 6.1(a)(iv) for all prior taxable years (and, within each such class, pro rata in proportion to the respective share of such Partnership Interests each Partner holds as of the last day of the period for which such allocation is being made), and

            (v) fifth, with respect to Partnership Units that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to each Partner's respective share of such Partnership Units as of the last day of the period for which such allocation is being made).

      (b) Net Losses. After giving effect to the special allocations set forth in Section 6.2 through Section 6.4, Net Losses shall be allocated:

            (i) first, with respect to classes of Partnership Units that are not entitled to any preference in distribution (including the General Partner Interest), pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to each Partner's respective share of such Partnership Units as of the last day of the period for which such allocation is being made) until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner with respect to such Partnership Units is reduced to zero,

            (ii) second, to the Partners holding any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests (and, if there is more than one class of such Partnership Interests, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause (i)) of each such Partner with respect to such Partnership Interests is reduced to zero, and

            (iii) third, to the General Partner.

            Section 5. Liquidation Proceeds. (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series B Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

      (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

      (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

      (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

            Section 6. Optional Redemption. (a) Right of Optional Redemption. The Series B Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series B Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this
Section 6 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed or distributed pursuant to Section 3(a). If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating factional units).

      (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

      (c) Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series B Preferred Units to be redeemed and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units to be redeemed,
(4) the place or places where such Series B Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series B Preferred Units.

            (ii) If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units by such holders at the place designated in the notice of redemption. If the Series B Preferred Units are evidenced by a certificate and if fewer than all Series B Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Units, evidencing the unredeemed Series B Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

            Section 7. Voting Rights. (a) General. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below.

      (b) Certain Voting Rights. So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests, authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, (ii) authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as nonaffiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of the Partnership, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units and no vote of the Series B Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding- up of the Partnership, or (z) on a parity with the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding- up of the Partnership to the extent such Partnership Interests are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series B Preferred Units shall be required in such case.

            Section 8. Transfer Restrictions. The Series B Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) to transferees of Series B Preferred Units, (ii) the provisions of Clause B of
Section 11.3(d) shall not be applicable to holders of Series B Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series B Preferred Units shall be transferred, the transferee of such transferred Series B Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series B Preferred Units so transferred; and
(iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series B Preferred Units; and provided further that "transfer" when used in Article 11 shall not be deemed to include any exchange pursuant to
Section 9 below.

            Section 9. Exchange Rights. (a) Right to Exchange. (i) Series B Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.625 % Series B Cumulative Redeemable Preferred Shares of the General Partner (the "Series B Preferred Shares") at an exchange rate of one Series B Preferred Share for one Series B Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series B Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series B Preferred Units for Series B Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series B Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for Series B Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series B Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series B Preferred Units or
(ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final

Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, all the Series B Preferred Units held by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series B Preferred Shares may be exchanged in whole but not in part (but only if the exchange may be accomplished consistently with the ownership limitations set forth under Article 3 of the Charter (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.

            (ii) Notwithstanding anything to the contrary set forth in Section 9(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the original Capital Contribution per Series B Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series B Preferred Units for cash pursuant to this Section 9(a)(ii) hereof by giving each holder of record of Series B Preferred Units notice of its election to redeem for cash, within five (5) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series B Preferred Units will cease to accrue on such redemption date (E) that payment of the redemption price will be made upon presentation and surrender of the Series B Preferred Units and (F) the aggregate number of Series B Preferred Units to be redeemed, and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.

            (iii) In the event an exchange of all or a portion of Series B Preferred Units pursuant to Section 9(a)(i) hereof would violate the provisions on ownership, limitation of the General Partner set forth in Article 3 of the Charter with respect to the Series B Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series B Preferred Units, within five
(5) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provision of
Section 9(b) a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such
Article 3 of the Charter and any Series B Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

            (iv) The redemption of Series B Preferred Units described in Section 9(a)(ii) and (iii) shall be subject to the provisions of Section 6(b)(i) and
Section 6(c)(ii); provided, however, that the term "Redemption Price" in such Section shall be read to mean the original Capital Contribution per Series B Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

      (b) Procedure for Exchange. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series B Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series B Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series B Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series B Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series B Preferred Shares issued pursuant to this Section 9 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

            (ii) In the event of an exchange of Series B Preferred Units for Series B Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series B Preferred Units tendered for exchange shall (A) accrue on the Series B Preferred Shares into which such Series B Preferred Units are exchanged, and (B) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series B Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged into Series B Preferred Shares pursuant to this section (other than the General Partner now holding such Series B Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series B Preferred Shares for which such Series B Preferred Unit was exchanged or redeemed.

            (iii) Fractional shares of Series B Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series B Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

      (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Series B Preferred Shares, and (B) distributions to all holders of Series B Preferred Shares of evidence of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series B Preferred Shares).

            (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series B Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series B Preferred Shares or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

            Section 10. No Conversion Rights. (a) The holders of the Series B Preferred Units shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Partnership.

       (b) The Series B Preferred Units shall not be subject to the provisions of Section 4.2(e) of the Partnership Agreement.

            Section 11. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.

            Section 12. Admission of Limited Partners, Exhibits to Partnership Agreement. In accordance with Section 12.2(b), Belair and Belcrest are hereby admitted as Additional Limited Partners. In order to duly reflect the issuance of Series B Preferred Units provided for herein, the Partnership Agreement is hereby amended by deleting Exhibit A attached thereto and substituting Exhibit A attached hereto therefor.

            Section 13. Reaffirmation. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                            *          *          *

      IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


                                    CABOT INDUSTRIAL TRUST

                                    By: /s/ Franz Colloredo-Mansfeld
                                        -------------------------------
                                    Name: Franz Colloredo-Mansfeld
                                    Title: Chief Financial Officer


                                    BELCREST REALTY CORPORATION

                                    By: /s/Thomas E. Faust, Jr.
                                        -------------------------------
                                    Name: Thomas E. Faust, Jr.
                                    Title: Executive Vice President


                                    BELAIR REAL ESTATE CORPORATION

                                    By: /s/Thomas E. Faust, Jr.
                                        -------------------------------
                                    Name: Thomas E. Faust, Jr.
                                    Title: Executive Vice President

                                SECOND AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CABOT INDUSTRIAL PROPERTIES, L.P.

      THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of September 3, 1999, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and ________________ ("Contributor").

      WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

      WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series C Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such Series C Preferred Units, (ii) to issue the Series C Preferred Units to Contributor and admit Contributor as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

      WHEREAS, Contributor intends to transfer its Series C Preferred Units to ________ LLC Delaware limited liability company ("LLC"), whereupon reference herein to Contributor shall be deemed to be references to LLC.

      NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

      Section 1. Definitions. For purposes of this Amendment, the term "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series C Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean, an amount equal to 8.625% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $25 per Series C Preferred Unit, commencing on the date of issuance of such Series C Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of
Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement. The term "Preferred Limited Partner" means any Person holding a Preferred Unit, and named as a Preferred Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Preferred Limited Partner in the Partnership.

      Section 2. Designation and Number. A series of Partnership Units in the Partnership designated as the "8.625% Series C Cumulative Redeemable Preferred Units" (the "Series C Preferred Units") is hereby established. The number of Series C Preferred Units shall be for 2,600,000.

      Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series C Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.625% of the original Capital Contribution per Series C Preferred Unit. In the event that on or prior to March 31, 2000 (i) the General Partner's senior unsecured debt shall have an unconditional, published Standard & Poor's rating of at least "BBB" and (ii) neither Moody's nor any other rating agency with offices located in at least five (5) cities in the United States shall have in effect an unconditional, published rating of the General Partner's senior unsecured debt which is lower than its rating for such senior unsecured debt as of the date hereof, then beginning on the date on which each of such foregoing conditions are met, the rate per annum shall be 8.50% of the original Capital Contribution per Series C Preferred Unit, in which case the designation of the Series C Preferred Units will change accordingly to reflect such new distribution rate; provided, that, if (y) either Moody's or any other rating agency with offices located in at least five (5) cities in the United States shall have in effect on March 31, 2000 an unconditional, published rating of the General Partner's senior unsecured debt which is lower than its rating of such senior unsecured debt as of the date hereof or (z) a Standard & Poor's rating of at least "BBB" shall no longer be in effect on March 31, 2000, then the revised rate herein provided shall be void ab initio and the General Partner shall pay on March 31, 2000, in addition to the distribution due to the holders of the Series C Preferred Units, the difference between (1) the dividend that would have accrued at the original rate of 8.625% per annum during the current and any prior quarterly distribution period and (2) the distribution that actually accrued during such distribution periods at the voided rate of 8.50% per annum. Promptly after April 1, 2000 the parties hereto shall execute, acknowledge and deliver or cause to be executed acknowledged and delivered all instruments and documents as may be reasonably necessary or desirable to memorialize the revised distribution rate. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year commencing on December 1, 1999 and,
(ii), in the event of (A) an exchange of Series C Preferred Units into Series C Preferred Shares, or (B) a redemption of Series C Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series C Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Units will be made to the holders of record of the Series C Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred Unit Partnership Record Date").

      The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

      (b) Distributions Cumulative. Distributions on the Series C Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series C Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

      (c) Priority as to Distributions. (i) So long as any Series C Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series C Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series C Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series C Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Declaration of Trust of the General Partner, as supplemented (the "Charter")), or Junior Shares (as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Units, all distributions authorized and declared on the Series C Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series C Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

      (d) No Further Rights. Holders of Series C Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

      Section 4. Liquidation Proceeds. (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series C Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

      (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

      (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

      (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

      Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series C Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series C Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this
Section 5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed or distributed pursuant to Section 3(a). If fewer than all of the outstanding Series C Preferred Units are to be redeemed, the Series C Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

      (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series C Preferred Units unless all accumulated and unpaid distributions have been paid on all Series C Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

      (c) Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series C Preferred Units to be redeemed and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series C Preferred Units the total number of Series C Preferred Units held by such holder represents) of the aggregate number of Series C Preferred Units to be redeemed,
(4) the place or places where such Series C Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series C Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series C Preferred Units.

            (ii) If the Partnership gives a notice of redemption in respect of Series C


Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series C Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series C Preferred Units upon surrender of the Series C Preferred Units by such holders at the place designated in the notice of redemption. If the Series C Preferred Units are evidenced by a certificate and if fewer than all Series C Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Units, evidencing the unredeemed Series C Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such

Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series C Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

      Section 6. Voting Rights. (a) General. Holders of the Series C Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below.

      (b) Certain Voting Rights. So long as any Series C Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series C Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests,
(ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify, any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock of the same series on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, including without limitation this Section, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series C Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series C Preferred Units for other interests in such entity having substantially the same terms and rights as the Series C Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of the Partnership, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Units and no vote of the Series C Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series C Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series C Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are not issued to an Affiliate, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series C Preferred Units shall be required in such case.

      In addition to the foregoing, the Partnership will not (x) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a holder of Series C

Preferred Units to exercise its rights set forth herein to effect an exchange or redemption pursuant to Section 8, except with the written consent of such holder; or (y) amend, alter, or repeal or waive Section 3.1, 11.3(d) or 7.5(a) of the Partnership Agreement without the affirmative vote of at least a majority of the Series C Preferred Units outstanding at the time.

      (c) No General Partner Voting Rights. Notwithstanding anything to the contrary in this Section 6, in no event shall the General Partner or any of its Affiliates have any voting, consent or approval rights in respect of any Series C Preferred Units it or they may hold, and any percentage or portion of outstanding Series C Preferred Units that may be required hereunder for any vote, consent or approval of holders thereof shall be determined as if all Series C Preferred Units then held by the General Partner or any of its Affiliates were not outstanding.

      Section 7. Transfer Restrictions. The Series C Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) notwithstanding the provisions of such Article XI, the holders of the Series C Preferred Units shall have the absolute right to transfer their units so long as such transfers (1) do not result in more than five (5) Partners in the aggregate holding the Series C Preferred Units (within the meaning of Section 1.7704-1 (h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1 (h)(3) or any successor provision of law)) and (2) do not violate Section 11.3(e) of Article XI, (ii) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) to transferees of Series C Preferred Units, (iii) the provisions of Clause B of Section 11.3(d) shall not be applicable to holders of Series C Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iv) if only a portion of the Series C Preferred Units shall be transferred, the transferee of such transferred Series C Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series C Preferred Units so transferred; and (v) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series C Preferred Units; and provided further that "transfer" when used in

Article XI shall not be deemed to include any exchange pursuant to Section 8 below. Notwithstanding anything in this Agreement to the contrary, the Series C Preferred Units shall be freely transferable to LLC.

      Section 8. Exchange Rights. (a) Right to Exchange. (i) Series C Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth
(10th) anniversary of the date of issuance, at the option of the holders of more than 50% of all outstanding Series C Units, for authorized but previously unissued shares of 8.625% Series C Cumulative Redeemable Preferred Shares of the General Partner (the "Series C Preferred Shares") at an exchange rate of one Series C Preferred Share for one Series C Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series C Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of more than 50% of all outstanding Series C Units, for Series C Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series C Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series C Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which fall distributions were not timely made or (z) upon receipt by a holder or holders of Series C Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has become aware of facts that will or likely will cause the Partnership to become a PTP, (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series C Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series C Preferred Units may be exchanged for Series C Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series C Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series C Preferred Units or
(ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series C Preferred Units at such earlier time would not cause the

Series C Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series C Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series C Preferred Units, if a holder thereof so determines, may be exchanged in whole or in part for Series C Preferred Shares if (1) such holder concludes based on results or projected results that there exists (in the reasonable judgment of such holder) an imminent and substantial risk that such holder's interest in the Partnership represents or will represent more than 18.0% of the total profits of or capital interests in the Partnership for a taxable year, (2) such holder delivers to the General Partner an opinion of nationally recognized independent counsel, reasonably acceptable to the General Partner to the effect that there is a substantial risk that its interest in the Partnership does not or will not satisfy the 18.0% limit and (3) the General Partner agrees with the conclusions referred to in clauses (1) and (2) of this sentence, such agreement not to be unreasonably withheld.

            (ii) Notwithstanding anything to the contrary set forth in Section 8(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series C Preferred Units for cash in an amount equal to the original Capital Contribution per Series C Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series C Preferred Units for cash pursuant to this Section 8(a)(ii) hereof by giving each holder of record of Series C Preferred Units notice of its election to redeem for cash, within five (5) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series C Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series C Preferred Units will cease to accrue on such redemption date; (E) that payment of the redemption price will be made upon presentation and surrender of the Series C Preferred Units and (F) the aggregate number of Series C Preferred Units to be redeemed, and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series C Preferred Units the total number of Series C Preferred Units held by such holder represents) of the aggregate number of Series C Preferred Units being redeemed.

            (iii) In the event an exchange of all or a portion of Series C Preferred Units pursuant to Section 8(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in Article 3 of the Charter with respect to the Series C Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series C Preferred Units, within five (5) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series C Preferred Units shall be entitled to exchange, pursuant to the provision of Section 8(b) a number of Series C Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series C Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess

Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

      To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Series C Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series C Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Charter sufficient to allow such holders to exchange all of their Series C Preferred Units for Series C Preferred Shares, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law.

      Notwithstanding any provision of this Agreement to the contrary, no Series C Limited Partner shall be entitled to effect an exchange of Series C Preferred Units for Series C Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of Series C Preferred Shares set forth in the Charter. To the extent any such attempted exchange for Series C Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series C Limited Partner shall not acquire any rights or economic interest in the Series C Preferred Shares otherwise issuable upon such exchange.

            (iv) The redemption of Series C Preferred Units described in Section 8(a)(ii) and (iii) shall be subject to the provisions of Section 5(c)(ii); provided, however, that the term "Redemption Price" in such section shall be read to mean the original Capital Contribution per

Series C Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

      (b) Procedure for Exchange. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series C Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series C Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series C Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series C Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series C Preferred Shares issued pursuant to this Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933 and relevant state securities or blue sky laws.

            (ii) In the event of an exchange of Series C Preferred Units for Series C Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series C Preferred Units tendered for exchange shall (A) accrue on the Series C Preferred Shares into which such Series C Preferred Units are exchanged, and (B) continue to accrue on such Series C Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series C Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series C Preferred Unit that was validly exchanged into Series C Preferred Shares pursuant to this section (other than the General

Partner now holding such Series C Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series C Preferred Shares for which such Series C Preferred Unit was exchanged or redeemed.

      Further, for purposes of the foregoing, in the event of an exchange of Series C Preferred Units for Series C Preferred Shares, if the accrued and unpaid distributions per Series C Preferred Unit is not the same for all Series C Preferred Units, the accrued and unpaid distributions per Series C Preferred Unit for all Series C Preferred Units shall be equal to the greatest amount of such accrued and unpaid distributions per Series C Preferred Unit on any such unit.

            (iii) Fractional shares of Series C Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series C Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

       (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassifications of the Series C Preferred Shares and (b) distributions to all holders of Series C Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities but excluding dividends and distributions paid out of equity applicable to Series C Preferred Shares).

            (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series C Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series C Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable

(including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series C Preferred Shares or fraction thereof into which one Series C Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction, whether or not any Series C Preferred Shares are then outstanding if the terms thereof are inconsistent with the foregoing. In addition, so long as a Series C Limited Partner or any of its permitted successors or assigns hold any Series C Preferred Units, as the case may be, the General Partner shall not, without the affirmative vote of the holders of at least two-thirds in the aggregate of the Series C Preferred Units outstanding at the time and the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series C Preferred Shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the General Partner into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares; (b) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares or reclassify any authorized shares of the General Partner into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent that such Parity Preferred Shares are issued to an Affiliate of the General Partner (unless the Affiliate is purchasing on the same terms in the same series as a non- affiliate); (c) amend, alter or repeal the provisions of the Charter or bylaws of the General Partner, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Shares or the holders thereof; provided, however, that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the Series C Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the Series C Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Shares are not issued to an Affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      Section 9. No Conversion Rights. (a) The holders of the Series C Preferred Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership; (b) The Series C Preferred Units shall not be subject to the provisions of Section 4.2(e) of the Partnership Agreement.

      Section 10. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Series C Preferred Units.

      Section 11. Admission of Limited Partner; Exhibits to Partnership Agreement. In accordance with Section 12.2(b), Contributor is hereby admitted as an Additional Limited Partner. In order to duly reflect the issuance of Series C Preferred Units provided for herein, the Partnership Agreement will be amended by deleting Exhibit A attached thereto and substituting a new Exhibit A attached hereto therefor within 10 business days hereof.

      Section 12. Reaffirmation. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

      Section 13. Amendments to Partnership Agreement. The following shall be incorporated into Section 14.1(c) of the Partnership Agreement:

            "Notwithstanding any other provisions of this Agreement, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected if such amendment or action would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2(a)), (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, (v) alter the redemption or exchange rights as set forth in Sections 5 and 8 hereof, respectively, or
      (vi) amend this Section 12. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 12 without the Consent specified in such section. Any such amendment or action consented to by any Limited Partner shall be effective as to that Limited Partner, notwithstanding the absence of such consent by any other Limited Partner."


      IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


                              CABOT INDUSTRIAL TRUST


                              By: /s/ Neil Waisnor
                                  -----------------------------------
                                  Name: Neil Waisnor
                                  Title: Senior Vice President


                              CONTRIBUTOR


                              By:   ___________________, its Managing Member

                                    By:
                                       --------------------------------
                                          Name:
                                          Title Sr. Vice President

                                 THIRD AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CABOT INDUSTRIAL PROPERTIES, L.P.

      THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of September 27, 1999, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and J.P. MORGAN MOSAIC FUND II, LLC, a Delaware limited liability company ("Contributor").

      WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

      WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series D Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and ditties of such Series D Preferred Units, (ii) to issue the Series D Preferred Units to Contributor and admit Contributor as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

      Section 1. Definitions. For purposes of this Amendment, the term "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series D Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean, an amount equal to 8.375% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of S50 per Series D Preferred Unit, commencing on the date of issuance of such Series D Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of
Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

      Section 2. Designation and Number. A series of Partnership Units in the Partnership designated as the "8.375% Series D Cumulative Redeemable Preferred Units" (the "Series D Preferred Units") is hereby established. The number of Series D Preferred Units shall be 200,000.

      Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.375% of the original Capital Contribution per Series D Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 25, June 25, September 25 and December 25 of each year commencing on December 25, 1999 and,
(ii), in the event of (A) an exchange of Series D Preferred Units into Series D Preferred Shares, or (B) a redemption of Series D Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series D Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Units will be made to the holders of record of the Series D Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred Unit Partnership Record Date").

      The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

            (b) Distributions Cumulative. Distributions on the Series D Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series D Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series D Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (c) Priority as to Distributions. (i) So long as any Series D Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series D Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series D Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series D Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series D Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Declaration of Trust of the General Partner, as supplemented (the "Charter")), or Junior Shares (as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

      (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series D Preferred Units, all distributions authorized and declared on the Series D Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series D Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

      Section 4. Liquidation Proceeds. (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series D Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

            (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

      Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series D Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series D Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series D Preferred Units (the "Redemption Price") provided, however, that no redemption pursuant to this
Section 5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed or distributed pursuant to Section 3(a). If fewer than all of the outstanding Series D Preferred Units are to be redeemed, the Series D Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series D Preferred Units unless all accumulated and unpaid distributions have been paid on all Series D Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series D Preferred Units to be redeemed and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series D Preferred Units the total number of Series D Preferred Units held by such holder represents) of the aggregate number of Series D Preferred Units to be redeemed, (4) the place or places where such Series D Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series D Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series D

Preferred Units.

      (ii) If the Partnership gives a notice of redemption in respect of Series D Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series D Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series D Preferred Units upon surrender of the Series D Preferred Units by such holders at the place designated in the notice of redemption. If the Series D Preferred Units are evidenced by a certificate and if fewer than all Series D Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Units, evidencing the unredeemed Series D Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

      Section 6. Voting Rights. (a) General. Holders of the Series D Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below. In the event of a conflict between the terms of this Section 6 and any other terms of this Amendment, the terms of this Section 6 shall control.

            (b) Certain Voting Rights. So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series D Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests,
(ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Units or the holders thereof, provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series D Preferred Units for other interests in such entity having substantially the same terms and rights as the Series D Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of the Partnership, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series D Preferred Units and no vote of the Series D Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series D Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series D Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are not issued to an Affiliate, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series D Preferred Units shall be required in such case.

      Section 7. Transfer Restrictions. The Series D Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) to transferees of Series D Preferred Units, (ii) the provisions of Clause B of Section 11.3(d) shall not be applicable to holders of Series D Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series D Preferred Units shall be transferred, the transferee of such transferred Series D Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series D Preferred Units so transferred; and (iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series D Preferred Units; and provided further that "transfer" when used in
Article XI shall not be deemed to include any exchange pursuant to Section 8 below.

      Section 8. Exchange Rights. (a) Right to Exchange. (i) Series D Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth
(10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.375% Series D Cumulative Redeemable Preferred Shares of the General Partner (the "Series D Preferred Shares") at an exchange rate of one Series D Preferred Share for one Series D Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series D Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series D Units, for Series D Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series D Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series D Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series D Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series D Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series D Preferred Units may be exchanged for Series D Preferred Shares, in whole or in part, at the option of any holder prior to the tenth
(10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series D Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series D Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of a statute, temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series D Preferred Units at such earlier time would not cause the Series D Preferred Units to be considered "stock or securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series D Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, all the Series D Preferred Units, held by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series D Preferred Shares may be exchanged in whole but not in part (but only if the exchange may be accomplished consistently with the ownership limitations set forth under Article 3 of the Charter (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.

      (ii) Notwithstanding anything to the contrary set forth in Section 8(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series D Preferred Units for cash in an amount equal to the original Capital Contribution per Series D Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series D Preferred Units for cash pursuant to this Section 8(a)(ii) hereof by giving each holder of record of Series D Preferred Units notice of its election to redeem for cash, within ten (10) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (D) the place or places where the Series D Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series D Preferred Units will cease to accrue on such redemption date; (E) that payment of the redemption price will be made upon presentation and surrender of the Series D Preferred Units and (F) the aggregate number of Series D Preferred Units to be redeemed, and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series D Preferred Units the total number of Series D Preferred Units held by such holder represents) of the aggregate number of Series D Preferred Units being redeemed.

      (iii) In the event an exchange of all or a portion of Series D Preferred Units pursuant to Section 8(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in Article 3 of the Charter with respect to the Series D Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series D Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series D Preferred Units shall be entitled to exchange, pursuant to the provision of Section 8(b) a number of Series D Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series D Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (D) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

      (iv) The redemption of Series D Preferred Units described in Section 8(a)(ii) and (iii) shall be subject to the provisions of Sections 5(b) and 5(c)(ii); provided, however, that the term "Redemption Price" in such section shall be read to mean the original Capital Contribution per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

            (b) Procedure for Exchange. (i) Any exchange pursuant to this Amendment shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series D Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series D Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series D Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series D Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series D Preferred Shares issued pursuant to this Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933 and relevant state securities or blue sky laws.

      (ii) In the event of an exchange of Series D Preferred Units for Series D Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series D Preferred Units tendered for exchange shall (A) accrue on the Series D Preferred Shares into which such Series D Preferred Units are exchanged, and (B) continue to accrue on such Series D Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series D Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series D Preferred Unit that was validly exchanged into Series D Preferred Shares pursuant to this section (other than the General Partner now holding such Series D Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series D Preferred Shares for which such Series D Preferred Unit was exchanged or redeemed.

            (iii) Fractional shares of Series D Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series D Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

            (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassifications of the Series D Preferred Shares and (b) distributions to all holders of Series D Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities but excluding dividends and distributions paid out of equity applicable to Series D Preferred Shares).

      (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series D Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series D Preferred Shares or fraction thereof into which one Series D Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are inconsistent with the foregoing.

      Section 9. No Conversion Rights. (a) The holders of the Series D Preferred Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership;

      (b) The Series D Preferred Units shall not be subject to the provisions of
Section 4.2(e) of the Partnership Agreement.

      Section 10. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Series D Preferred Units.

      Section 11. Admission of Limited Partner; Exhibits to Partnership Agreement. In accordance with Section 12.2(b), Contributor is hereby admitted as an Additional Limited Partner. In order to duly reflect the issuance of Series D Preferred Units provided for herein, the Partnership Agreement will be amended by deleting Exhibit A attached thereto and substituting Exhibit A attached hereto therefor.

      Section 12. Reaffirmation. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


CABOT INDUSTRIAL TRUST

By: ____________________
Name:  Neil Waisnor
Title: Senior Vice President


                     ***Signatures Continued On Next Page***


                                    J.P. MORGAN MOSAIC FUND II, LLC

                                    By: J.P. Morgan Private Investments Inc., as
                                        manager of J.P. Morgan Fund II, LLC

                          By:___________________________________
                                           Name:
                                           Title:

                                    Address:

                                FOURTH AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CABOT INDUSTRIAL PROPERTIES, L.P.

      This Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership (this "Amendment") is made as of December 9, 1999, by and among CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and MONTEBELLO REALTY CORP., a Delaware corporation ("Montebello").

                                    Recitals

      Whereas, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by (i) that certain First Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of April 29, 1999, (ii) that certain Second Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of September 3, 1999, and
(iii) that certain Third Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of September 27, 1999 (collectively, as amended, the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

      Whereas, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14. 1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series E Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such

Series E Preferred Units, (ii) to issue the Series E Preferred Units to Montebello and admit Montebello as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

      Now, therefore, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

      Section 1. Definitions. For purposes of this Amendment, the term "Series E Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the


Partnership to rank on a parity with Series E Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, including, without limitation, the Series B Preferred Units, the Series C Preferred Units and the Preferred Series D Units. The term "Series E Priority Return" shall mean, an amount equal to 8.375% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $50 per Series E Preferred Unit, commencing on the date of issuance of such Series E Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or
(ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

      Section 2. Designation and Number. A series of Partnership Units in the Partnership designated as the "8.375% Series E Cumulative Redeemable Preferred Units" (the "Series E Preferred Units") is hereby established. The number of Series E Preferred Units shall be 200,000.

Section 3. Distributions.

            (a) Payment of Distributions. Subject to the rights of holders of Series E Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series E Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.375% of the original Capital Contribution per Series E Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on December 31, 1999 and, (ii), in the event of (A) an exchange of Series E Preferred Units into Series E Preferred Shares, or (B) a redemption of Series E Preferred Units, on the exchange date or redemption date, as applicable (each a "Series E Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series E Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series E Preferred Units will be made to the holders of record of the Series E Preferred


Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series E Preferred Unit Distribution Payment Date (the "Series E Preferred Unit Partnership Record Date").

      The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

      (b) Distributions Cumulative. Distributions on the Series E Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series E Preferred Units will accumulate as of the Series E Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series E Preferred Unit Distribution Payment Date to holders of record of the Series E Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

      (c) Priority as to Distributions.

            (i) So long as any Series E Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series E Preferred Units (collectively, "Units Junior to Series E"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series E Preferred Units, any Series E Parity Preferred Units or any Units Junior to Series E, unless, in each case, all distributions accumulated on all Series E Preferred Units and all classes and series of outstanding Series E Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Partnership Units ranking junior to the Series E Preferred Units as to distributions and upon liquidation, winding-up or dissolution, (b) the conversion of Units Junior to Series E or Series E Parity Preferred Units into Partnership Units ranking junior to the Series E Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series E Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Charter) or Junior Shares (as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Declaration of Trust of the General Partner (the "Charter") to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series E Preferred Units, all distributions authorized and declared on the Series E Preferred Units and all classes or series of outstanding Series E Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series E Preferred Unit and such other classes or series of Series E Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series E Preferred Unit and such other classes or series of Series E Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Series E Parity Preferred Units do not have cumulative distribution rights) bear to each other.

      (d) No Further Rights. Holders of Series E Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

Section 4. Intentionally Omitted.

Section 5. Liquidation Proceeds.

      (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series E Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

      (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series E Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

      (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

      (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-tip of the Partnership.

Section 6. Optional Redemption.

      (a) Right of Optional Redemption. The Series E Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series E Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series E Preferred Units (the "Series E Redemption Price"); provided, however, that no redemption pursuant to this Section 6 will be permitted if the Series E Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Series E Priority Return, whether or not declared, to the redemption date to the extent not previously distributed or distributed pursuant to Section 3(a). If fewer than all of the outstanding Series E Preferred Units are to be redeemed, the Series E Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

      (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series E Preferred Units unless all accumulated and unpaid distributions have been paid on all Series E Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

(c) Procedures for Redemption.

            (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Series E Redemption Price, (3) the aggregate number of Series E Preferred Units to be redeemed and if fewer than all of the outstanding Series E Preferred Units are to be redeemed, the number of Series E Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series E Preferred Units the total number of Series E Preferred Units held by such holder represents) of the aggregate number of Series E Preferred Units to be redeemed, (4) the place or places where such

      Series E Preferred Units are to be surrendered for payment of the Series E Redemption Price, (5) that distributions on the Series E Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Series E Redemption Price will be made upon presentation and surrender of such Series E Preferred Units.

            (ii) If the Partnership gives a notice of redemption in respect of Series E Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series E Preferred Units being redeemed funds sufficient to pay the applicable Series E Redemption Price and will give irrevocable instructions and authority to pay such Series E Redemption Price to the holders of the Series E Preferred Units upon surrender of the Series E Preferred Units by such holders at the place designated in the notice of redemption. If the Series E Preferred Units are evidenced by a certificate and if fewer than all Series E Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series E Preferred Units, evidencing the unredeemed Series F Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series E Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series E Preferred Units is not a Business Day, then payment of the Series E Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series E Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series E Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series E Redemption Price.

Section 7. Voting Rights.

      (a) General. Holders of the Series E Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below.

      (b) Certain Voting Rights. So long as any Series E Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series E Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Series E Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Series E Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the

      Series E Preferred Units or the holders thereof, provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series E Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series E Preferred Units for other interests in such entity having substantially the same terms and rights as the Series E Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of the Partnership, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series E Preferred Units and no vote of the Series E Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series E Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series E Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series E Preferred Units shall be required in such case.

      Section 8. Transfer Restrictions. The Series E Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 1l.4(a)(ii) to transferees of Series E Preferred Units, (ii) the provisions of Clause B of

Section 11.3(d) shall not be applicable to holders of Series E Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series E Preferred Units shall be transferred, the transferee of such transferred Series E Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series E Preferred Units so transferred; and
(iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series E Preferred Units; and provided further that "transfer" when used in Article 11 shall not be deemed to include any exchange pursuant to
Section 9 below.

      Section 9. Exchange Rights.

            (a) Right to Exchange.

                  (i) Series E Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.375% Series E Cumulative Redeemable Preferred Shares of the General Partner (the "Series E Preferred Shares") at an exchange rate of one Series E Preferred Share for one Series E Preferred Unit, subject to adjustment as described below (the "Series E Exchange Price"), provided that the Series E Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series E Preferred Units for Series E Preferred Shares if(y) at any time full distributions shall not have been timely made on any Series E Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series E Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series E Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series E Preferred Units of (1) a notice from the

            General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series E Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series E Preferred Units may be exchanged for Series E Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series E Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series E Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series E Preferred Units at such earlier time would not cause the Series E Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series E Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, all the Series E Preferred Units held by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series E Preferred Shares may be exchanged in whole but not in part (but only if the exchange may be accomplished consistently with the ownership limitations set forth under Article 3 of the Charter (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series E Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series E Preferred Units would fail to maintain qualification as a real estate investment trust.

                  (ii) Notwithstanding anything to the contrary set forth in
            Section 9(a)(i) hereof, if an Series E Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series E Preferred Units for cash in an amount equal to the original Capital Contribution per Series E Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series E Preferred Units for cash pursuant to this Section 9(a)(ii) hereof by giving each holder of record of Series E Preferred Units notice of its election to redeem for cash, within five (5) Business Days after receipt of the Series E Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Series E Exchange Notice, (B) the redemption price, (C) the place or places where the Series E Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series E Preferred Units will cease to accrue on such redemption date; (F) that payment of the redemption price will be made upon presentation and surrender of the Series E ______ Preferred Units and (F) the aggregate number of Series E Preferred Units to be redeemed, and if fewer than all of the outstanding Series E Preferred Units are to be redeemed, the number of Series E Preferred

            Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series E Preferred Units the total number of Series E Preferred Units held by such holder represents) of the aggregate number of Series E Preferred Units being redeemed.

                  (iii) In the event an exchange of all or a portion of Series E
            Preferred Units pursuant to Section 9(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in Article 3 of the Charter with respect to the Series E Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series E Preferred Units, within five (5) Business Days following receipt of the Series E Exchange Notice, by
            (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series E Preferred Units shall be entitled to exchange, pursuant to the provision of Section 9(b) a number of Series E Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series E Preferred Units not so exchanged (the "Series E Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state
            (A) the number of Series E Excess Units held by such holder, (B) the redemption price of the Series E Excess Units, (C) the date on which such Series E Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Series E Exchange Notice, (D) the place or places where such Series E Excess Units are to be surrendered for payment of the Series E Redemption Price, (E) that distributions on the Series E Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Series E Excess Units. In the event an exchange would result in

            Series E Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

                  (iv) The redemption of Series E Preferred Units described in
            Section 9(a)(ii) and (iii) shall be subject to the provisions of
            Section 6(b)(i) and Section 6(c)(ii); provided, however, that the term "Series E Redemption Price" in such Section shall be read to mean the original Capital Contribution per Series E Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.


            (b) Procedure for Exchange.

                  (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Series E Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series E Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Series E Exchange Notice by delivering certificates, if any, representing such Series E Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series E Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series E Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Series E Exchange Price shall have been paid. Any Series E Preferred Shares issued pursuant to this Section 9 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

                  (ii) In the event of an exchange of Series E Preferred Units for Series E Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series E Preferred Units tendered for exchange shall
            (A) accrue on the Series E Preferred Shares into which such Series E Preferred Units are exchanged, and (B) continue to accrue on such Series E Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series F Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series E Preferred Unit that was validly exchanged into Series E Preferred Shares pursuant to this section (other than the General Partner now holding such Series E Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series E Preferred Shares for which such Series E Preferred Unit was exchanged or redeemed.

                  (iii) Fractional shares of Series E Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series E Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

      (c) Adjustment of Series E Exchange Price.

                  (i) The Series E Exchange Price is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Series E Preferred Shares, and (B) distributions to all holders of Series E Preferred Shares of evidence of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series E Preferred Shares).

                  (ii) In case the General Partner shall be a party to any
            transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series E Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series E Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series E Preferred Shares or fraction thereof into which one Series F Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

      Section 10. No Conversion Rights.

            (a) The holders of the Series E Preferred Units shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Partnership.

            (b) The Series E Preferred Units shall not be subject to the provisions of Section 4.2(e) of the Partnership Agreement.

      Section 11. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series E Preferred Units.

      Section 12. Admission of Limited Partner; Exhibits to Partnership Agreement. In accordance with Section 12.2(b), Montebello is hereby admitted as an Additional Limited Partner. In order to duly reflect the issuance of Series E Preferred Units provided for herein, the Partnership Agreement is hereby amended by deleting Exhibit A attached thereto and substituting Exhibit A attached hereto therefor.

      Section 13. Reaffirmation. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.


                        (signatures appear on next page)


      In witness whereof, this Amendment has been executed as of the date first above written.

                              GENERAL PARTNER

                                     CABOT INDUSTRIAL TRUST


                                                                  By:
                                     Name:
                                     Title:


                              ADDITIONAL LIMITED PARTNER

                                     MONTEBELLO REALTY CORP.


                                                                  By:
                                     Name:
                                     Title:


                                    EXHIBIT A

                                 FIFTH AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        CABOT INDUSTRIAL PROPERTIES, L.P.

      THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of December 22, 1999, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and SALOMON SMITH BARNEY TAX ADVANTAGED EXCHANGE FUND II, LLC, a Delaware limited liability company ("Contributor").

      WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

      WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series F Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such Series F Preferred Units, (ii) to issue the Series F Preferred Units to Contributor and admit Contributor as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

      Section 1. Definitions. For purposes of this Amendment, the term "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series F Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean, an amount equal to 8.5% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $25 per Series F Preferred Unit, commencing on the date of issuance of such Series F Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of
Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

      Section 2. Designation and Number. A series of Partnership Units in the Partnership designated as the "8.5% Series F Cumulative Redeemable Preferred Units" (the "Series F Preferred Units") is hereby established. The number of Series F Preferred Units shall be 1,800,000.


      Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series F Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.5% of the original Capital Contribution per Series F Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 25, June 25, September 25 and December 25 of each year commencing on March 25, 2000 and, (ii), in the event of
(A) an exchange of Series F Preferred Units into Series F Preferred Shares, or
(B) a redemption of Series F Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series F Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series F Preferred Units will be made to the holders of record of the Series F Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred Unit Partnership Record Date").

      The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

            (b) Distributions Cumulative. Distributions on the Series F Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series F Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series F Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

            (c) Priority as to Distributions. (i) So long as any Series F Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series F Preferred Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series F Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series F Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series F Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Declaration of Trust of the General Partner, as supplemented (the "Charter")), or Junior Shares (as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

      (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series F Preferred Units, all distributions authorized and declared on the Series F Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series F Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series F Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

            (d) No Further Rights. Holders of Series F Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

      Section 4. Liquidation Proceeds. (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series F Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

            (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the

Series F Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

            (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

            (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

      Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series F Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series F Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series F Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this
Section 5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed or distributed pursuant to Section 3(a). If fewer than all of the outstanding Series F Preferred Units are to be redeemed, the Series F Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series F Preferred Units unless all accumulated and unpaid distributions have been paid on all Series F Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

            (c) Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series F Preferred Units to be redeemed and if fewer than all of the outstanding Series F Preferred Units are to be redeemed, the number of Series F Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series F Preferred Units the total number of Series F Preferred Units held by such holder represents) of the aggregate number of Series F Preferred Units to be redeemed, (4) the place or places where such Series F Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series F Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series F Preferred Units.

      (ii) If the Partnership gives a notice of redemption in respect of Series F Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series F Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series F Preferred Units upon surrender of the Series F Preferred Units by such holders at the place designated in the notice of redemption. If the Series F Preferred Units are evidenced by a certificate and if fewer than all Series F Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Units, evidencing the unredeemed Series F Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series F Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series F Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series F Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

      Section 6. Voting Rights. (a) General. Holders of the Series F Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below. In the event of a conflict between the terms of this Section 6 and any other terms of this Amendment, the terms of this Section 6 shall control.

            (b) Certain Voting Rights. So long as any Series F Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series F Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests,
(ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Amendment) whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Units or the holders thereof, provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series F Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series F Preferred Units for other interests in such entity having substantially the same terms and rights as the Series F Preferred Units, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up of the Partnership, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series F Preferred Units and no vote of the Series F Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series F Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series F Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are not issued to an Affiliate, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series F Preferred Units shall be required in such case.

      Section 7. Transfer Restrictions. The Series F Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) to transferees of Series F Preferred Units, (ii) the provisions of Clause B of Section 11.3(d) shall not be applicable to holders of Series F Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series F Preferred Units shall be transferred, the transferee of such transferred Series F Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series F Preferred Units so transferred; and (iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series F Preferred Units; and provided further that "transfer" when used in
Article XI shall not be deemed to include any exchange pursuant to Section 8 below.

      Section 8. Exchange Rights. (a) Right to Exchange. (i) Series F Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth
(10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.5% Series F Cumulative Redeemable Preferred Shares of the General Partner (the "Series F Preferred Shares") at an exchange rate of one Series F Preferred Share for one Series F

Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series F Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series F Units, for Series F Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series F Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series F Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series F Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series F Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series F Preferred Units may be exchanged for Series F Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series F Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series F Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of a statute, temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series F Preferred Units at such earlier time would not cause the Series F Preferred Units to be considered "stock or securities" within the meaning of
Section 351(e) of the Code for purposes of determining whether the holder of such Series F Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, all the Series F Preferred Units, held by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series F Preferred Shares may be exchanged in whole but not in part (but only if the exchange may be accomplished consistently with the ownership limitations set forth tinder Article 3 of the Charter (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series F Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series F Preferred Units would fail to maintain qualification as a real estate investment trust.

      (ii) Notwithstanding anything to the contrary set forth in Section 8(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series F Preferred Units for cash in an amount equal to the original Capital Contribution per Series F Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series F Preferred Units for cash pursuant to this Section 8(a)(ii) hereof by giving each holder of record of Series F Preferred Units notice of its election to redeem for cash, within ten (10) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series F Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series F Preferred Units will cease to accrue on such redemption date; (E) that payment of the redemption price will be made upon presentation and surrender of the Series F Preferred Units and (F) the aggregate number of Series F Preferred Units to be redeemed, and if fewer than all of the outstanding Series F Preferred Units are to be redeemed, the number of Series F Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series F Preferred Units the total number of Series F Preferred Units held by such holder represents) of the aggregate number of Series F Preferred Units being redeemed.

      (iii) In the event an exchange of all or a portion of Series F Preferred Units pursuant to Section 8(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in Article 3 of the Charter with respect to the Series F Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series F Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series F Preferred Units shall be entitled to exchange, pursuant to the provision of Section 8(b) a number of Series F Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series F Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

      (iv) The redemption of Series F Preferred Units described in Section 8(a)(ii) and (iii) shall be subject to the provisions of Sections 5(b) and 5(c)(ii); provided, however, that the term "Redemption Price" in such section shall be read to mean the original Capital Contribution per Series F Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

            (b) Procedure for Exchange. (i) Any exchange pursuant to this Amendment shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series F Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series F Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series F Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series F Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series F Preferred Shares issued pursuant to this Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933 and relevant state securities or blue sky laws.

      (ii) In the event of an exchange of Series F Preferred Units for Series F Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series F Preferred Units tendered for exchange shall (A) accrue on the Series F Preferred Shares into which such Series F Preferred Units are exchanged, and (B) continue to accrue on such Series F Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series F Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series F Preferred Unit that was validly exchanged into Series F Preferred Shares pursuant to this section (other than the General Partner now holding such Series F Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series F Preferred Shares for which such Series F Preferred Unit was exchanged or redeemed.

            (iii) Fractional shares of Series F Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series F Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Trustees of the General Partner.

            (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassifications of the Series F Preferred Shares and (b) distributions to all holders of Series F Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities but excluding dividends and distributions paid out of equity applicable to Series F Preferred Shares).

      (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series F Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series F Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series F Preferred Shares or fraction thereof into which one Series F Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are inconsistent with the foregoing.

      Section 9. No Conversion Rights. (a) The holders of the Series F Preferred Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership;

      (b) The Series F Preferred Units shall not be subject to the provisions of
Section 4.2(e) of the Partnership Agreement.

      Section 10. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Series F Preferred Units.

      Section 11. Admission of Limited Partner; Exhibits to Partnership Agreement. In accordance with Section 12.2(b), Contributor is hereby admitted as an Additional Limited Partner. In order to duly reflect the issuance of Series F Preferred Units provided for herein, the Partnership Agreement will be amended by deleting Exhibit A attached thereto and substituting Exhibit A attached hereto therefor.

      Section 12. Reaffirmation. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


CABOT INDUSTRIAL TRUST

By: ___________________
Name:  Neil Waisnor
Title: Senior Vice President


                     ***Signatures Continued On Next Page***


                                        SALOMON SMITH BARNEY TAX
                                        ADVANTAGED EXCHANGE FUND II, LLC


                               By:_________________________________________
                                                Name:
                                                Title:

                                    Address: Salomon Smith Barney Tax Advantaged
                                       Exchange Fund II, LLC
                                                c/o Salomon Smith Barney, Inc.
                                                388 Greenwich St., 17th Floor
                                                New York, New York 10013
                                                Attention: James DeLuise
                                                Fax:(212) 816-0720

                                SIXTH AMENDMENT

                                      TO

                          SECOND AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       CABOT INDUSTRIAL PROPERTIES, L.P.

     THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of March 23, 1999, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and J.P. MORGAN EMERGING TECHNOLOGY EXCHANGE FUND, LLC, a Delaware limited liability company ("Contributor").

     WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

     WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series G Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such Series G Preferred Units, (ii) to issue the Series G Preferred Units to Contributor and admit Contributor as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

          Section 1. Definitions. For purposes of this Amendment, the term
                     -----------
"Parity Preferred Units" shall be used to refer to any class or series of
 ----------------------
Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the

Partnership to rank on a parity with Series G Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean an
                                             ---------------
amount equal to 8.875% per annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $25 per Series G Preferred Unit, commencing on the date of issuance of such Series G Preferred Unit. The term "Subsidiary" shall mean with
                                                    ----------
respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly
                                                  ---
traded partnership" within the meaning of Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

          Section 2. Designation and Number. A series of Partnership Units in
                     ----------------------
the Partnership designated as the "8.875% Series G Cumulative Redeemable Preferred Units" (the "Series G Preferred Units") is hereby established. The
                       ------------------------
number of Series G Preferred Units shall be 600,000.

          Section 3. Distributions. (a) Payment of Distributions. Subject to the
                     -------------      ------------------------
rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series G Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.875% of the original Capital Contribution per Series G Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 25, June 25, September 25 and December 25 of each year commencing on June 25, 2000 and, (ii), in the event of (A) an exchange of Series G Preferred Units into Series G Preferred Shares (as hereinafter defined), or (B) a redemption of Series G Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution
 ----------------------------------------
payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series G Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series G Preferred Units will be made to the holders of record of the Series G Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred Unit Partnership Record Date").
                   --------------------------------------

     The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

          (b) Distributions Cumulative. Distributions on the Series G Preferred
              ------------------------
Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series G Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series G Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

          (c) Priority as to Distributions. (i) So long as any Series G
              ----------------------------
Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series G Preferred Units (collectively, "Junior Units"), nor shall any cash or other
                                ------------
property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series G Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series G Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series G Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series G Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Declaration of Trust of the General Partner, as supplemented (the "Charter")), or Junior Shares
                                                    -------
(as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.

          (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series G

     Preferred Units, all distributions authorized and declared on the Series G Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series G Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series G Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

          (d) No Further Rights. Holders of Series G Preferred Units shall not
              -----------------
be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

     Section 4. Liquidation Proceeds. (a) Upon voluntary or involuntary
                --------------------
liquidation, dissolution or winding-up of the Partnership, distributions on the Series G Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

          (b) Notice. Written notice of any such voluntary or involuntary
              ------
liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series G Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

          (c) No Further Rights. After payment of the full amount of the
              -----------------
liquidating distributions to which they are entitled, the holders of Series G Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

          (d) Consolidation, Merger or Certain Other Transactions. The voluntary
              ---------------------------------------------------
sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     Section 5. Optional Redemption. (a) Right of Optional Redemption. The
                -------------------      ----------------------------
Series G Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series G Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series G Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this
 ----------------
Section 5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed pursuant to Section 3(a). If fewer than all of the outstanding Series G Preferred Units are to be redeemed, the Series G Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (b) Limitation on Redemption. The Partnership may not redeem fewer
              ------------------------
than all of the outstanding Series G Preferred Units unless all accumulated and unpaid distributions have been paid on all Series G Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

          (c) Procedures for Redemption. (i) Notice of redemption will be (A)
              -------------------------
faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series G Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series G Preferred Units to be redeemed and if fewer than all of the outstanding Series G Preferred Units are to be redeemed, the number of Series G Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series G Preferred Units the total number of Series G Preferred Units held by such holder represents) of the aggregate number of Series G Preferred Units to be redeemed, (4) the place or places where such Series G Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series G Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series G Preferred Units.

          (ii) If the Partnership gives a notice of redemption in respect of Series G Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the

     Series G Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series G Preferred Units upon surrender of the Series G Preferred Units by such holders at the place designated in the notice of redemption. If the Series G Preferred Units are evidenced by a certificate and if fewer than all Series G Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series G Preferred Units, evidencing the unredeemed Series G Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series G Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series G Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series G Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Section 6. Voting Rights. (a) General. Holders of the Series G Preferred
                -------------      -------
Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below. In the event of a conflict between the terms of this Section 6 and any other terms of this Amendment, the terms of this Section 6 shall control.

          (b) Certain Voting Rights. So long as any Series G Preferred Units
              ---------------------
remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series G Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series G Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests,
(ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series G Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series G Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series G Preferred Units for other interests in such entity having substantially the same terms and rights as the Series G Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of such entity, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series G Preferred Units and no vote of the Series G Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series G Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series G Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are not issued to an Affiliate, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series G Preferred Units shall be required in such case.

     Section 7. Transfer Restrictions. The Series G Preferred Units shall be
                ---------------------
subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) with respect to transferees of Series G Preferred Units, (ii) the provisions of Clause B of
Section 11.3(d) shall not be applicable to holders of Series G Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series G Preferred Units shall be transferred, the transferee of such transferred Series G Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series G Preferred Units so transferred; and
(iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series G Preferred Units; and provided further that "transfer" when used in Article XI shall not be deemed to include any exchange pursuant to
Section 8 below.

     Section 8. Exchange Rights. (a) Right to Exchange.
                ---------------      -----------------

          (i) Series G Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.875% Series G Cumulative Redeemable Preferred Shares of the General Partner (the "Series G Preferred Shares")
                                                   -------------------------
     at an exchange rate of one Series G Preferred Share for one Series G Preferred Unit, subject to adjustment as described below (the "Exchange
                                                                    --------
     Price"), provided that the Series G Preferred Units will become
     -----
     exchangeable at any time, in whole or in part, at the option of the holders of Series G Units, for Series G Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series G Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series G Preferred Units shall be considered timely made if made within two
     (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series G Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series G Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series G Preferred Units may be exchanged for Series G Preferred Shares, in whole or in part, at the option of any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series G Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series G Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of a statute, temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series G Preferred Units at such earlier time would not cause the Series G Preferred Units to be considered "stock or securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series G Preferred Units is an "investment company" under
     Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, all the Series G Preferred Units, held by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series G Preferred Shares may be exchanged in whole but not in part (but only if the exchange may be accomplished consistently with the ownership limitations set forth under
     Article 3 of the Charter (taking into account exceptions thereto)) if at any time, (I) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series G Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income assets tests of
     Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series G Preferred Units would fail to maintain qualification as a real estate investment trust.

          (ii) Notwithstanding anything to the contrary set forth in Section 8(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series G Preferred Units for cash in an amount equal to the original Capital Contribution per Series G Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series G Preferred Units for cash pursuant to this Section 8(a)(ii) hereof by giving each holder of record of Series G Preferred Units notice of its election to redeem for cash, within ten (10) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series G Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series G Preferred Units will cease to accrue on such redemption date;
     (E) that payment of the redemption price will be made upon presentation and surrender of the Series G Preferred Units and (F) the aggregate number of Series G Preferred Units to be redeemed, and if fewer than all of the outstanding Series G Preferred Units are to be redeemed, the number of Series G Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series G Preferred Units the total number of Series G Preferred Units held by such holder represents) of the aggregate number of Series G Preferred Units being redeemed.

          (iii) In the event an exchange of all or a portion of Series G Preferred Units pursuant to Section 8(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in
     Article 3 of the Charter with respect to the Series G Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series G Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series G Preferred Units shall be entitled to exchange, pursuant to the provision of
     Section 8(b) a number of Series G Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series G Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for
                     ------------
     cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

          (iv) The redemption of Series G Preferred Units described in Section 8(a)(ii) and (iii) shall be subject to the provisions of Sections 5(b) and 5(c)(ii); provided, however, that the term "Redemption Price" in such
               --------  -------
     section shall be read to mean the original Capital Contribution per Series G Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (b) Procedure for Exchange.
              ----------------------

          (i) Any exchange pursuant to this Amendment shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the
                                            ---------------
     General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series G Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series G Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series G Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series G Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series G Preferred Shares issued pursuant to this
     Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933 and relevant state securities or blue sky laws.

          (ii) In the event of an exchange of Series G Preferred Units for Series G Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series G Preferred Units tendered for exchange shall (A) accrue on the Series G Preferred Shares into which such Series G Preferred Units are exchanged, and (B) continue to accrue on such Series G Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series G Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series G Preferred Unit that was validly exchanged into Series G Preferred Shares pursuant to this section (other than the General Partner now holding such Series G Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series G Preferred Shares for which such Series G Preferred Unit was exchanged or redeemed.

          (iii) Fractional shares of Series G Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series G Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

          (c) Adjustment of Exchange Price.
              ----------------------------

          (i) The Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassifications of the Series G Preferred Shares and (b) distributions to all holders of Series G Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities but excluding dividends and distributions paid out of equity applicable to Series G Preferred Shares).

          (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series G Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series G Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series G Preferred Shares or fraction thereof into which one Series G Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     Section 9. No Conversion Rights. (a) The holders of the Series G Preferred
                --------------------
Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership;

     (b) The Series G Preferred Units shall not be subject to the provisions of
Section 4.2(e) of the Partnership Agreement.

     Section 10. No Sinking Fund. No sinking fund shall be established for the
                 ---------------
retirement or redemption of the Series G Preferred Units.

     Section 11. Admission of Limited Partner; Exhibits to Partnership
                 -----------------------------------------------------
Agreement. In accordance with Section 12.2(b), Contributor is hereby admitted as
---------
an Additional Limited Partner. In order to duly reflect the issuance of Series G Preferred Units provided for herein, the Partnership Agreement will be amended by deleting Exhibit A attached thereto and substituting Exhibit A attached
                                                        ---------
hereto therefor.

     Section 12. Reaffirmation. Except as modified herein, all terms and
                 -------------
conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                            CABOT INDUSTRIAL TRUST

                                            By: /s/ Neil Waisnor
                                                ------------------------------
                                            Name: Neil Waisnor
                                            Title:  Senior Vice President

                    ***Signatures Continued On Next Page***

                                  J.P. MORGAN EMERGING TECHNOLOGY
                                  EXCHANGE FUND, LLC


                                  By: J.P. Morgan Private Investments Inc., as
                                      manager of J.P. Morgan Emerging Technology
                                      Exchange Fund, LLC

                                  By: /s/ Gerald R. Ronayne
                                      ----------------------------------------
                                            Name: Gerald R. Ronayne
                                            Title: Director
                                      Address:  345 Park Avenue
                                                New York, New York 10154-1002
                                                Attention: Andrew Craighead

                               SEVENTH AMENDMENT

                                      TO

                          SECOND AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       CABOT INDUSTRIAL PROPERTIES, L.P.

     THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of May 25, 2000, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and GOLDMAN SACHS 2000 EXCHANGE PLACE FUND, L.P., a Delaware limited partnership ("Contributor").

     WHEREAS, Section 4.2(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, subject to the provisions of such section; and

     WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2(a) and 14.1(b) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series H Preferred Units (as hereinafter defined), and to set forth the designations, rights, powers, preferences and duties of such Series H Preferred Units, (ii) to issue the Series H Preferred Units to Contributor and admit Contributor as an Additional Limited Partner and (iii) to make certain other changes to the Partnership Agreement.

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

          Section 1. Definitions. For purposes of this Amendment, the term
                     -----------
"Parity Preferred Units" shall be used to refer to any class or series of
 ----------------------
Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series H Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term "Priority Return" shall mean an amount equal to 8.95% per
                       ---------------
annum, determined on the basis of a 360 day year of twelve 30 day months, cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 of the Partnership Agreement, of the stated value of $25 per Series H Preferred Unit, commencing on the date of issuance of such Series H Preferred Unit. The term "Subsidiary" shall mean with respect to any person, any
                          ----------
corporation, partnership, limited liability company, joint venture or other entity of which a majority of(i) voting power of the voting equity securities or
(ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the
                  ---
meaning of Section 7704 of the Code. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

          Section 2. Designation and Number. A series of Partnership Units in
                     ----------------------
the Partnership designated as the "8.95% Series H Cumulative Redeemable Preferred Units" (the "Series H Preferred Units") is hereby established. The
                       ------------------------
number of Series H Preferred Units shall be 1,400,000.

          Section 3. Distributions. (a) Payment of Distributions. Subject to the
                     -------------      ------------------------
rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1 of the Partnership Agreement, holders of Series H Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.95% of the original Capital Contribution per Series H Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2000 and, (ii), in the event of
(A) an exchange of Series H Preferred Units into Series H Preferred Shares (as hereinafter defined), or (B) a redemption of Series H Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit
                                                         --------------
Distribution Payment Date"). The amount of the distribution payable for any
-------------------------
period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series H Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series H Preferred Units will be made to the holders of record of the Series H Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "Preferred
                                                                     ---------
Unit Partnership Record Date").
----------------------------

     The term "Business Day" shall mean each day other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulations or executive order to close.

          (b) Distributions Cumulative. Distributions on the Series H Preferred
              ------------------------
Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series H Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series H Preferred Units on the record date fixed by the Partnership acting through the General Partner, which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

          (c) Priority as to Distributions. (i) So long as any Series H
              ----------------------------
Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series H Preferred Units (collectively, "Junior Units"), nor shall any cash or other
                                ------------
property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series H Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series H Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Units ranking junior to the Series H Preferred Units as to distributions and upon liquidation, winding-up or dissolution or (c) the redemption of Partnership Interests corresponding to any Series H Preferred Shares (as hereinafter defined), Parity Preferred Shares (as such term is defined in the Declaration of Trust of the General Partner, as supplemented (the "Charter")), or Junior Shares
                                                    -------
(as such term is defined in the Charter) to be purchased by the General Partner pursuant to Article 3 of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article 3 of the Charter.


          (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series H Preferred Units, all distributions authorized and declared on the Series H Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series H Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series H Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.


          (d) No Further Rights. Holders of Series H Preferred Units shall not
              -----------------
be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

     Section 4. Liquidation Proceeds. (a) Upon voluntary or involuntary
                --------------------
liquidation, dissolution or winding-up of the Partnership, distributions on the Series H Preferred Units shall be made in accordance with Section 13.2 of the Partnership Agreement.

          (b) Notice. Written notice of any such voluntary or involuntary
              ------
liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty
(60) days prior to the payment date stated therein, to each record holder of the Series H Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

          (c) No Further Rights. After payment of the full amount of the
              -----------------
liquidating distributions to which they are entitled, the holders of Series H Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

          (d) Consolidation, Merger or Certain Other Transactions. The voluntary
              ---------------------------------------------------
sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     Section 5. Optional Redemption. (a) Right of Optional Redemption. The
                -------------------      ----------------------------
Series H Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series H Preferred Units, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series H Preferred Units (the "Redemption Price"); provided, however,
                                          ----------------
that no redemption pursuant to this Section 5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed pursuant to Section 3(a). If fewer than all of the outstanding Series H Preferred Units are to be redeemed, the Series H Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (b) Limitation on Redemption. The Partnership may not redeem fewer
              ------------------------
than all of the outstanding Series H Preferred Units unless all accumulated and unpaid distributions have been paid on all Series H Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

          (c) Procedures for Redemption. (i) Notice of redemption will be (A)
              -------------------------
faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series H Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Redemption Price, (3) the aggregate number of Series H Preferred Units to be redeemed and if fewer than all of the outstanding Series H Preferred Units are to be redeemed, the number of Series H Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series H Preferred Units the total number of Series H Preferred Units held by such holder represents) of the aggregate number of Series H Preferred Units to be redeemed, (4) the place or places where such Series H Preferred Units are to be surrendered for payment of the Redemption Price, (5) that distributions on the Series H Preferred Units to be redeemed will cease to accumulate on such redemption date and (6) that payment of the Redemption Price will be made upon presentation and surrender of such Series H Preferred Units.

          (ii) If the Partnership gives a notice of redemption in respect of Series H Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series H Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series H Preferred Units upon surrender of the Series H Preferred Units by such holders at the place designated in the notice of redemption. If the Series H Preferred Units are evidenced by a certificate and if fewer than all Series H Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series H Preferred Units, evidencing the unredeemed Series H Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series H Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series H Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series H Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Section 6. Voting Rights. (a) General. Holders of the Series H Preferred
                -------------      -------
Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in the Partnership Agreement and except as set forth below. In the event of a conflict between the terms of this Section 6 and any other terms of this Amendment, the terms of this Section 6 shall control.

          (b) Certain Voting Rights. So long as any Series H Preferred Units
              ---------------------
remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series H Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series H Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Partnership or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests,
(ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership (or to Affiliates purchasing the preferred stock on the same terms as non-affiliated purchasers) or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of its assets to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership

Agreement (including, without limitation, the provisions of this Amendment) whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series H Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all or substantially all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series H Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series H Preferred Units for other interests in such entity having substantially the same terms and rights as the Series H Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up of such entity, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series H Preferred Units and no vote of the Series H Preferred Units shall be required in such case; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series H Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up of the Partnership, or (z) on a parity with the Series H Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up of the Partnership to the extent such Partnership Interests are not issued to an Affiliate, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and no vote of the Series H Preferred Units shall be required in such case.

     Section 7. Transfer Restrictions. The Series H Preferred Units shall be
                ---------------------
subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall act reasonably in exercising its discretion pursuant to the provisions of Section 11.4(a)(ii) with respect to transferees of Series H Preferred Units, (ii) the provisions of Clause B of
Section 11.3(d) shall not be applicable to holders of Series H Preferred Units if at the time of such transfer, the Partnership already has 100 Partners; (iii) if only a portion of the Series H Preferred Units shall be transferred, the transferee of such transferred Series H Preferred Units shall, subject to the provisions of Section 11.4, be substituted as a Limited Partner in place of the transferring holders only as to the Series H Preferred Units so transferred; and
(iv) the provisions of Sections 11.6(c) and 11.6(d) shall not be applicable to any transfer of Series H Preferred Units; and provided further that "transfer" when used in Article XI shall not be deemed to include any exchange pursuant to
Section 8 below. Furthermore, Section 11.6(a) shall be deemed to contain reference to Section 8 below.

     Section 8. Exchange Rights. (a) Right to Exchange.
                ---------------      -----------------

          (i) Series H Preferred Units will be exchangeable with the General Partner in whole or in part at anytime on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.95%

     Series H Cumulative Redeemable Preferred Shares of the General Partner (the "Series H Preferred Shares") at an exchange rate of one Series H Preferred
      -------------------------
     Share for one Series H Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series H Preferred Units
                 --------------
     will become exchangeable with the General Partner at any time, in whole or in part, at the option of the holders of Series H Units, for Series H Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series H Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series H Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series H Preferred Units of (1) a notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP taxable as a corporation and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series H Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP taxable as a corporation. In addition, the Series H Preferred Units may be exchanged with the General Partner for Series H Preferred Shares, in whole or in part, at the option of any holder prior to the 10th anniversary of the date of issuance if the holder concludes based on results or projected results that there exists (in the reasonable judgment of the holders as confirmed by an opinion of a nationally recognized independent counsel or accounting firm) an imminent and substantial risk that the holder's interest in the Partnership does or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year.


          (ii) Notwithstanding anything to the contrary set forth in Section 8(a)(i) hereof, if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series H Preferred Units for cash in an amount equal to the original Capital Contribution per Series H Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series H Preferred Units for cash pursuant to this Section 8(a)(ii) hereof by giving each holder of record of Series H Preferred Units notice of its election to redeem for cash, within ten (10) Business Days after receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series H Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series H Preferred Units will cease to accrue on such redemption date;
     (E) that payment of the redemption price will be made upon presentation and surrender of the Series H Preferred Units and (F) the aggregate number of Series H Preferred Units to be redeemed, and if fewer than all of the outstanding Series H Preferred Units are to be redeemed, the number of Series H Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series H Preferred Units the total number of Series H Preferred Units held by such holder represents) of the aggregate number of Series H Preferred Units being redeemed.

          (iii) In the event an exchange of all or a portion of Series H Preferred Units pursuant to Section 8(a)(i) hereof would violate the provisions on ownership limitation of the General Partner set forth in
     Article 3 of the Charter with respect to the Series H Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series H Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, by (y) fax, and (z) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series H Preferred Units shall be entitled to exchange, pursuant to the provision of
     Section 8(b) a number of Series H Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article 3 of the Charter and any Series H Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to Beneficially Own in excess of the Ownership Limit (all as defined in the General Partner's Charter); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates.

          (iv) The redemption of Series H Preferred Units described in Section 8(a)(ii) and (iii) shall be subject to the provisions of Sections 5(b) and 5(c)(ii); provided, however, that the term "Redemption Price" in such
               --------  -------
     section shall be read to mean the original Capital Contribution per Series H Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (b) Procedure for Exchange.
              ----------------------

          (i) Any exchange pursuant to this Amendment shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the
                                            ---------------
     General Partner by the holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series H Preferred Units, or a specified portion thereof, may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series H Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series H Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is Two Center Plaza, Suite 200, Boston, Massachusetts 02108. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series H Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any Series H Preferred Shares issued pursuant to this
     Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933 and relevant state securities or blue sky laws.

          (ii) In the event of an exchange of Series H Preferred Units for Series H Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series H Preferred Units tendered for exchange shall (A) accrue on the Series H Preferred Shares into which such Series H Preferred Units are exchanged, and (B) continue to accrue on such Series H Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series H Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series H Preferred Unit that was validly exchanged into Series H Preferred Shares pursuant to this section (other than the General Partner now holding such Series H Preferred Unit), receive a cash distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series H Preferred Shares for which such Series H Preferred Unit was exchanged or redeemed.

          (iii) Fractional shares of Series H Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series H Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Trustees of the General Partner.

          (c) Adjustment of Exchange Price.
              ----------------------------

          (i) The Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassifications of the Series H Preferred Shares and

     (b) distributions to all holders of Series H Preferred Shares of evidences of indebtedness of the General Partner or assets (including securities but excluding dividends and distributions paid out of equity applicable to Series H Preferred Shares).

          (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series H Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series H Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series H Preferred Shares or fraction thereof into which one Series H Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     Section 9. No Conversion Rights. (a) The holders of the Series H Preferred
                --------------------
Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership;

     (b) The Series H Preferred Units shall not be subject to the provisions of
Section 4.2(e) of the Partnership Agreement, nor shall the Series H Preferred Units have any other exchange or conversion rights aside from those described in
Section 8 above.

     Section 10. No Sinking Fund. No sinking fund shall be established for the
                 ---------------
retirement or redemption of the Series H Preferred Units.

     Section 11. Admission of Limited Partner; Exhibits to Partnership
                 -----------------------------------------------------
Agreement. In accordance with Section 12.2(b), Contributor is hereby admitted as
---------
an Additional Limited Partner. In order to duly reflect the issuance of Series H Preferred Units provided for herein, the Partnership Agreement will be amended by deleting Exhibit A attached thereto and substituting Exhibit A attached hereto therefor.

     Section 12. Reaffirmation. Except as modified herein, all terms and
                 -------------
conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.



                                             CABOT INDUSTRIAL TRUST

                                             By: /s/ Neil Waisnor
                                                 -------------------------------
                                             Name: Neil Waisnor
                                             Title:  Senior Vice President


                     ***Signatures Continued On Next Page***

                                    GOLDMAN SACHS 2000 EXCHANGE PLACE
                                    FUND, L.P.

                                    By: Goldman Sachs Management Partners, L.P.,
                                    its general partner

                                          By: Goldman Sachs Management, Inc.,
                                          its general partner


                                          By: /s/ Eric Lane
                                             -----------------------------------
                                          Name: Eric Lane
                                          Title: Authorized Person

                                          Address:
                                          c/o Goldman Sachs & Co.
                                          85 Broad St.
                                          New York, New York 10004
                                          Attention: Elizabeth C. Groves

                                EIGHTH AMENDMENT

                                       TO

                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        CABOT INDUSTRIAL PROPERTIES, L.P.



         THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") dated as of February 26, 2002, is entered into by CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust, as general partner (the "General Partner") of CABOT INDUSTRIAL PROPERTIES, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

         WHEREAS, Section 12.3 and Section 14.1 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") authorizes the General Partner to amend the Partnership Agreement to reflect the admission, termination, or withdrawal of Partners (as defined in the Partnership Agreement); and

         WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 12.3 and Section 14.1 of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to reflect certain admissions, terminations, or withdrawals of Partners.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows: Exhibit A to the Partnership Agreement shall be deleted in its entirety and shall be replaced in its entirety with Exhibit A attached hereto.

                                    Exhibit A

                PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS



Name and Address of Partner           Original Capital        Partnership        Percentage Interest
                                        Contribution             Units
-----------------------------        --------------------    ---------------     --------------------

General Partner

Cabot Industrial Trust                   371,734,280             52,979,886            100%
Two Center Plaza
Boston, MA 02108


Limited Partners

Belmar Realty Corporation                $30,000,000             1,300,000             N/A
C/o Eaton Vance Management                                       Series B
The Eaton Vance Building                                         Preferred
225 State Street
Boston, MA 02109


TMCT II, LLC                             $65,000,000             2,600,000             N/A
Jennifer Olson                                                   Series C
C/o Tribune Company                                              Preferred
435 N. Michigan Avenue
Chicago, IL 60611


JPM Mosaic II REIT, Inc.                 $10,000,000             200,000               N/A
C/o Piper Marbury Rudnick &                                      Series D
Wolfe LLP                                                        Preferred
Attn: Tracy A. Bacigalupo
6225 Smith Avenue
Baltimore, MD 21209

Montebello Realty Corp.                  $10,000,000             200,000               N/A
                                                                 Series E
                                                                 Preferred

Salomon Smith Barney Tax                 $45,000,000             1,800,000             N/A
Advantaged Exchange Fund II,                                     Series F
LLC                                                              Preferred
C/o Salomon Smith Barney, Inc.
388 Greenwich St., 17th Floor
New York, NY 10154

JPM Emerging Technology REIT,            $15,000,000             600,000               N/A
Inc.                                                             Series G
C/o Piper Marbury Rudnick &                                      Preferred
Wolfe LLP
Attn: Tracy A. Bacigalupo
6225 Smith Avenue
Baltimore, MD 21209

GSEP 2000 Realty Corp.
C/o Goldman Sachs & Co.                  $35,000,000             1,400,000             N/A
85 Broad Street                                                  Series H
New York, NY 10004                                               Preferred



         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                        CABOT INDUSTRIAL TRUST

                                        By:       /s/ Timothy B. Keith
                                                  --------------------
                                        Name:     Timothy B. Keith
                                        Title:    Chief Executive Officer


                                       3